Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT
Among
LONGTRAIN LEASING I, LLC, a Delaware limited liability company, as Borrower,
AMERICAN RAILCAR INDUSTRIES, INC., as Seller,
VARIOUS LENDERS
FROM TIME TO TIME PARTY HERETO,
KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

and
KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION, as Syndication Agent

DATED AS OF JANUARY 15, 2014
KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION, as Arranger

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EXHIBIT A    —    Form of Servicer Report and Borrowing Base Certificate
EXHIBIT B    —    Notice of Borrowing
EXHIBIT C    —    Standard Lease Agreement Terms
EXHIBIT D    —    Term Note
EXHIBIT E    —    Compliance Certificate
EXHIBIT F    —    Assignment and Assumption
SCHEDULE 1    —    Commitments
SCHEDULE 5.9     —    ERISA

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AMENDED AND RESTATED CREDIT AGREEMENT
This Amended and Restated Credit Agreement is entered into as of January 15, 2014, by and among LONGTRAIN LEASING I, LLC, a Delaware limited liability company (the “Borrower”), AMERICAN RAILCAR INDUSTRIES, INC., a corporation organized in the State of North Dakota (the “Seller”), the various institutions from time to time party to this Agreement, as Lenders, and KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION, as Administrative Agent.
The Borrower, the Seller, Fifth Third Bank, as administrative agent and certain of the Lenders are party to the Credit Agreement, dated as of December 20, 2012 (as amended as of the date hereof, the “Original Agreement”).
Fifth Third Bank has assigned its rights and obligations, including, without limitations, the liens and security interests it holds to secure the obligations under the Original Agreement, as administrative agent to Key Equipment Finance, a division of KeyBank National Association, which has assumed all of such rights and obligations (and liens and security interests), in each case pursuant to the terms of the Assignment and Assumption of Administrative Agent Role, dated as of the date hereof.
The Borrower has requested, and the Lenders have agreed to amend and restate the Original Agreement in its entirety in order to, among other things, (i) extend the Scheduled Maturity Date, (ii) increase the Commitments of certain Lenders; (iii) remove certain Lenders; and (iv) add EverBank Commercial Finance, Inc. and BBVA Compass Financial Corporation as Lenders hereunder, all on the terms and conditions of this Agreement.
This Agreement amends and restates in its entirety the Original Agreement and the Original Obligations (as defined below) owing under the Original Agreement shall continue to exist under, and be evidenced by, this Agreement.
In consideration of the mutual agreements set forth in this Agreement, the parties to this Agreement agree as follows:

SECTION 1.	DEFINITIONS; INTERPRETATION .
Section 1.1.    Definitions. The following terms when used herein shall have the following meanings:
“AAR” means the Association of American Railroads.

“Account Bank” means KeyBank National Association and its successors and assigns or such other bank that maintains the Cash Collateral Account and the Interest Reserve Account and which is reasonably acceptable to the Administrative Agent.
“Account Control Agreement” means, if required pursuant to the Security Agreement, an Account Control Agreement, by and among the Borrower, the Administrative Agent, as secured party, and the Account Bank, as deposit bank giving the Administrative Agent control (as defined in the UCC) over the Cash Collateral Account and the Interest Reserve Account.
“Adjusted Appraised Value” means, with respect to a Unit of Equipment and as of any date of determination, (i) the Appraised Value of such Unit as set forth in the most recent Appraisal Report minus (ii) an amount equal to the product of (a) Appraised Value of such Unit as set forth in the most recent Appraisal Report with respect to such Unit, (b) the applicable Depreciation Factor and (c) the actual number of Payment Periods (but not including the then current Payment Period) that have elapsed since the date of such Appraisal Report.
“Adjusted LIBOR” means, for any Borrowing of Eurodollar Loans, a rate per annum equal to the quotient of (i) LIBOR, and (ii) one minus the Reserve Percentage.
“Administrative Agent” means Key Equipment Finance, a division of KeyBank National Association, as contractual representative for itself and the other Lenders and any successor pursuant to Section 9.7.
“Advance Rate” means, prior to the occurrence of an Event of Default, eighty percent (80%), and following the occurrence and during the continuation of an Event of Default, zero percent (0%).
“Affiliate” means any Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with, another Person; provided, however, that beneficial ownership of less than fifteen percent (15%) of the Voting Stock of a Person and the absence of the right, whether through the ownership of voting securities, by contract or otherwise, to elect, appoint, or designate fifteen percent (15%) or more of the then authorized number of directorships of such Person’s board of directors (or equivalent governing body), from time to time, shall be deemed to not constitute Control for purposes of determining whether one Person is an Affiliate of another Person.
“Aggregate Adjusted Equipment Value” means, as of any date of determination, an amount equal to the aggregate Adjusted Appraised Value of each Eligible Unit owned by the Borrower as of such date of determination.
“Aggregate Borrowing Amount” is defined in Section 2.1.

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“Aggregate Excess Concentration Amount” means the sum of (a) the Lessee Concentration Excess, (b) Geographic Concentration Excess and (c) the Commodity Concentration Excess.
“Aggregate Term Loan Commitment” means the total of all of the Lenders’ Term Loan Commitments which, as of the Closing Date, is $318,681,698.55, and which is subject to increase in accordance with Section 2.1(d).
“Agreement” means this Amended and Restated Credit Agreement.
“Alternative Rate” means for any day the greatest of: (a) the per annum rate of interest announced by the Administrative Agent from time to time as its “prime rate” as in effect on such day, with any change in the Alternative Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate, plus (ii) 1/2 of 1% per annum and (c) the sum of (i) Adjusted LIBOR for an Interest Period of one (1) month and (ii) 1% per annum. Each Loan made or maintained by a Lender bearing interest at the Alternative Rate shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is created by conversion from a Eurodollar Loan until, but excluding, the date of repayment thereof, payable in arrears on each Payment Date and at maturity (whether by acceleration or otherwise).
“Applicable Margin” means two percent (2.0%) per annum.
“Appraisal” means an appraisal conducted by an Eligible Appraiser to determine the Appraised Value of the Equipment owned by the Borrower. Except as otherwise required by this Agreement, any appraisal may be a “desk top” appraisal (i.e., an appraisal based upon information obtained from reliable sources, without a physical inspection of the Equipment).
“Appraisal Report” means, a written appraisal by an Eligible Appraiser, which shall set forth the Appraised Value of all Equipment owned by the Borrower and shall relate to the physical condition of the Equipment, taking into account, but not limited to, such considerations as type of Equipment, original year of manufacture and any refurbishment of such Equipment.
“Appraised Value” means an amount, determined by Appraisal(s), equal to the value that would be obtained in an arm’s-length transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

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“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“AR Leasing” means American Railcar Leasing LLC, a Delaware limited liability company.
“ARL Fee Letter” means that certain letter agreement by and among AR Leasing, Seller and Borrower, dated as of December 20, 2012, setting forth certain fee allocations regarding fees payable to AR Leasing by Seller, on the one hand, and Borrower, on the other hand.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.9(b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 3.1 or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower, Servicer, or Seller so named by any Authorized Representative of the Borrower, Servicer, or Seller, as the case may be, in a written notice to the Administrative Agent.
“Bill of Sale” means each Bill of Sale executed in accordance with the Contribution Agreement.
“Borrower” is defined in the introductory paragraph of this Agreement.
“Borrowing” means the total principal amount of Term Loans advanced by the Lenders to the Borrower on a single date.
“Borrowing Base” means, as of any date of determination, an amount equal to the product of (a) the Advance Rate and (b) the Net Aggregate Equipment Value.
“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit A hereto, including, among other things, a calculation of the Borrowing Base, the Aggregate Excess Concentration Amount (and each component thereof (if any)) and such other information as the Administrative Agent may reasonably request with respect to the Eligible Units (and related Lease Agreements) owned by the Borrower, in each case, as of the most recent Determination Date.

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“Borrowing Base Deficit” means, on any date of determination, the aggregate principal amount of Loans outstanding exceeds the Borrowing Base.
“Business Day” means any day other than (x) a Saturday, a Sunday or (y) a day on which banking institutions are authorized or required by law, executive order or governmental decree to close in any one or more of: New York, New York and Frankfurt am Main; and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, such day is a day on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.
“Cash Collateral Account” means an account in the name of the Borrower, established and maintained by the Account Bank and subject to an Account Control Agreement.
“Cash Equivalents” means, as to any Person: (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof; (b) investments in commercial paper rated at least P‑2 by Moody’s and at least A‑2 by S&P (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) maturing within one year of the date of issuance thereof; (c) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any commercial bank, depository institution or trust company incorporated under the laws of the United States or any state thereof, provided, that such commercial bank, depository institution or trust company shall have a combined capital and surplus of at least $500,000,000 and be subject to supervision and examination by federal and/or state banking authorities and at the time of such investment or contractual commitment providing for such investment such commercial bank, depository institution or trust company has a short-term unsecured debt rating of at least A-2 by S&P or P-2 by Moody’s (or, in the case of a company, such holding company has a short-term credit rating of at least A-2 by S&P or P-2 by Moody’s); (d) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; (e) marketable short-term money market or similar securities having a rating of at least P-2 by Moody’s or A-2 by S&P (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service); and (f) investments in any money market mutual funds that (i) invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding clauses (a), (b), (c), and (d) above, and (ii) have net assets of not less than $1,000,000,000;

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean and be deemed to have occurred if (a) the Seller shall at any time not beneficially own, in the aggregate, directly or indirectly, 100% of the voting power of the outstanding Voting Stock of the Borrower; (b) the Permitted Holders shall at any time not beneficially own, in the aggregate, directly or indirectly, at least 35% of the voting power of the outstanding Voting Stock of the Seller; (c) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Seller that exceeds 50% thereof; (d) Continuing Directors shall not constitute at least a majority of the board of directors of the Seller; or (e) at any time, a “change of control” (or similar term) under any indenture, instrument or agreement pursuant to which any Indebtedness of the Seller is outstanding in an aggregate principal amount exceeding $20,000,000 shall have occurred; unless, in the case of either clause (c) or (d) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Seller; further provided that clauses (b), (c) or (d) shall not constitute a Change of Control while the Seller (or any successor of the Seller) is a Reporting Company.
“Chattel Paper Legend” shall mean the applicable following statement (or a similar statement having the same effect): THE RIGHTS AND INTERESTS OF THE LESSOR UNDER THIS LEASE AND ALL AMENDMENTS AND RIDERS HERETO RELATING TO CERTAIN RAILCARS LISTED HEREIN, AND IN SUCH RAILCARS, HAVE BEEN ASSIGNED TO ONE OR MORE FINANCIAL INSTITUTIONS OR BANKS LISTED ON THE PAGE OR PAGES ATTACHED AT THE END OF THIS LEASE AND ARE SUBJECT TO A FIRST PRIORITY PERFECTED SECURITY INTEREST IN FAVOR OF SUCH FINANCIAL INSTITUTIONS OR BANKS. TO THE EXTENT THAT THIS LEASE CONSTITUTES CHATTEL PAPER, NO

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SECURITY INTEREST IN THIS LEASE MAY BE CREATED OR PERFECTED THROUGH THE TRANSFER OR POSSESSION OF THIS COUNTERPART.
“Closing Date” means January 15, 2014.
“Closing Date Borrowing Amount” is defined in Section 2.1.
“Code” means the Internal Revenue Code of 1986, or any successor statute thereto.
“Collateral” is defined in Section 4.1.
“Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of July 20, 2004, among the Collateral Agent (as assignee of HSH Nordbank AG, New York Branch), each Manager party thereto and each Pledgor party thereto.
“Collateral Agency Agreement Joinder” means the Notice of Additional Party and Selective Party Amendment to Collateral Agency Agreement, dated as of December 20, 2012, among the Collateral Agent, the Borrower, the Servicer and the Administrative Agent.
“Collateral Agent” means U.S. Bank National Association.
“Collateral Documents” means the Security Agreement, the Collateral Agency Agreement, the Collateral Agency Agreement Joinder, the Account Control Agreement (if any) and all other, security agreements, pledge agreements, account control agreements, assignments, financing statements and other documents pursuant to which Liens are granted to the Administrative Agent by the Borrower, and as shall from time to time secure or relate to the Obligations or any part thereof.
“Collection Account” means each concentration account, depositary account, lock‑box account or similar account in which any Collections are collected or deposited, in each case, in the exclusive control of the related Collection Bank. Initially, the sole Collection Account shall be the account numbered 952359 maintained at U.S. Bank National Association and subject to the terms of the Lease Administration Agreement.
“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts. Initially, the sole Collection Bank is U.S. Bank National Association.
“Collection Period” means the period from and including the first day of each calendar month (or, in the case of the first Collection Period, from and including the Closing Date) to and including the last day of each calendar month.

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“Collections” means, with respect to any Lease Agreement, all cash collections and other cash proceeds in respect of such Lease Agreement, including, without limitation, all Lease Payments, Equipment Insurance Proceeds, payments by the related Lessee representing the Settlement Value of the related Equipment, any security deposits, all railroad mileage credit payments allocable to the related Units actually received by the Borrower, the proceeds from the sale or other disposition of the related Unit and interest earned on accounts established pursuant to this agreement.
“Commitments” means the Term Loan Commitments.
“Commodity Concentration Excess” means the sum of (a) the aggregate amount by which the Adjusted Appraised Value of all Eligible Units that are carrying Commodity Type 1 exceeds the Commodity Type 1 Concentration Limit and (b) aggregate amount by which the Adjusted Appraised Value of all Eligible Units carrying any one particular commodity exceeds the Commodity Type 2 Concentration Limit.
“Commodity Type 1” means any commodity selected from time to time in the sole discretion of the Borrower; provided that until the Borrower shall otherwise notify the Administrative Agent in writing, Commodity Type 1 shall be Frac Sand.
“Commodity Type 1 Limit” means thirty-five percent (35%).
“Commodity Type 1 Concentration Limit” means, an amount equal to the product of (a) the Commodity Type 1 Limit and (b) the Aggregate Adjusted Equipment Value.
“Commodity Type 2 Limit” means twenty percent (20%).
“Commodity Type 2 Concentration Limit” means, an amount equal to the product of (a) the Commodity Type 2 Limit and (b) the Aggregate Adjusted Equipment Value.
“Communications” is defined in Section 10.8(d)(ii).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” means as to any Person, any contractual obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of

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the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to contractually assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or entered into in the ordinary course of business in connection with any contractual arrangement, including any acquisition, capital expenditure, investment or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Seller on the Closing Date, (b) who, as of the date of determination, has been a member of such board of directors for at least the twelve preceding months, or (c) who has been nominated or approved to be a member of such board of directors by a majority of the other Continuing Directors then in office or by a Permitted Holder.
“Contribution Agreement” means that Contribution and Sale Agreement dated as of December 20, 2012, as amended by Amendment No. 1, dated as of January 15, 2014, by and among the Borrower and the Seller.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Controlled Group” means all members of a controlled group of corporations, limited liability companies, partnerships and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or the Seller, are treated as a single employer under Section 414 of the Code.
“Damages” means all damages, including punitive damages, liabilities, costs, expenses, losses, judgments, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, reasonable removal and remedial costs, reasonable compliance costs, reasonable investigation expenses, reasonable consultant fees, reasonable attorneys’ and paralegals’ fees and reasonable litigation expenses.

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“Debt Service Coverage Ratio” is defined in Section 6.20(a).
“Debtor Relief Laws” means the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Default Interest Rate” is defined in Section 2.2(c).
“Defaulted Lease” means a Lease Agreement as to which any of the following is true: (a) the Borrower has reasonably determined in accordance with their internal accounting policies and procedures, that the remaining Lease Payments with respect to such Lease Agreement are fully or partially uncollectible, and has charged-off such amounts, or (b) any Lease Payment (or portion thereof) payable under such Lease Agreement is more than one-hundred and twenty (120) days outstanding from the original due date.
“Delinquent Lease” means a Lease Agreement as to which any Lease Payment (or portion thereof) payable under such Lease Agreement is more than ninety (90) days outstanding from the original due date.
“Depreciation Factor” means (A) prior to the first Payment Date following the Closing Date, 0%, (B) on and after the first Payment Date following the Closing Date to but excluding the 48th Payment Date following the Closing Date, 0.2775% (27.75 bps) per month, (C) on and after the 48th Payment Date following the Closing Date to but excluding the 60th Payment Date following the Closing Date, 0.358333% (35.8333 bps) per month and (D) on and after the 60th Payment Date following the Closing Date, 0.441667% (44.1667 bps) per month.
“Determination Date” means the last day of each Collection Period.
“Direct Operating Expenses” means those expenses incurred in connection with the Borrower’s operation of its business, including, without limitation, taxes, maintenance expenses, service expenses, insurance premiums, compensation for officers of the Borrower and members of its board of directors, rent, and utilities.
“Disposition” means the sale, conveyance or other disposition of Equipment expressly permitted under Sections 6.13.

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“Disproportionate Advance” is defined in Section 2.3(e).
“Dollars” and “$” each means the lawful currency of the United States of America.
“DSCR Cure Amount” means a repayment amount (subject to the minimum amount set forth in Section 2.6(a)), when added to the Net Revenue of the Borrower for a period for which the Debt Service Coverage Ratio was less than 1.05:1.00, will result in the Debt Service Coverage Ratio for such period to be at least 1.05:1.00.
“Early Amortization Event” shall mean the occurrence of any one or more of the following events:

(a)	the continuous existence of a Borrowing Base Deficit for a period of not less than five (5) consecutive days;

(b)
the Debt Service Coverage Ratio is less than 1.20:1.00 (calculated on a rolling three (3) quarter basis) (it being understood that an Early Amortization Event pursuant to this clause (b) shall cease to exist at such time as the Debt Service Coverage Ratio is increased to at least 1.20:1.00 in accordance with the terms of this Agreement);

(c)	a Manager Termination Event under the Railcar Management Agreement shall have occurred and be continuing; and

(d)	any Event of Default (however described) under any Loan Documents shall have occurred and be continuing beyond any periods of grace, notice or cure applicable thereto.
“Eligible Appraiser” means the following appraisers: any independent appraiser selected by the Borrower or the Servicer and reasonably approved by the Administrative Agent.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.9(b)(iii), 10.9(b)(v) and 10.9(b)(vi) (subject to such consents, if any, as may be required under Section 10.9(b)(iii)).
“Eligible Lease Agreement” shall mean any Lease Agreement which meets each of the following conditions (unless otherwise agreed to in writing by the Administrative Agent):

(a)	such Lease Agreement provides for the denomination and payment of all amounts payable thereunder by the lessee in Dollars;

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(b)
such Lease Agreement contains terms substantially the same as the terms set forth as Exhibit C hereto and which does not contain any other terms or provisions which are materially contrary to or materially inconsistent with the obligations of the Borrower hereunder or under any other Loan Document or the obligations of the Servicer under the Railcar Management Agreement;

(c)	as to which all payments by the applicable Lessee are made to a Lock-Box that clears to a Collection Account,

(d)	such Lease Agreement is not a Delinquent Lease or a Defaulted Lease;

(e)	such Lease Agreement contains a Chattel Paper Legend or a legend substantially similar thereto which is also effective;

(f)	as to which the Collateral Agent is in possession of the original counterparty of such Lease Agreement,

(g)
such Lease Agreement represents the legal, valid, and binding obligation of the Lessee thereunder, enforceable by the Borrower in accordance with its terms and the Lessee, with respect to such Lease (and any guarantor of the Lessee’s obligations thereunder), had full legal capacity to execute and deliver such Lease Agreement and any other documents related thereto;

(h)	such Lease Agreement, at the time of origination or purchase by the Borrower and at all times thereafter, conformed to all requirements of the Servicing Standard applicable to such Lease Agreement;

(i)
except for Lease Agreements in effect as of the Closing Date, such Lease Agreement expressly prohibits any subleasing of such Units without the Servicer’s prior consent unless the Lessees thereunder remain liable for all of their respective obligations under such Lease Agreement (including with respect to such subleased Units);

(j)	such Lease Agreement is a Full Service Lease;

(k)
such Lease Agreement is payable by a Lessee which (i) was not, on the date such Lease Agreement was originated, or on the date such Lease Agreement was acquired by the Borrower, subject to any bankruptcy, insolvency, reorganization or similar proceeding and (ii) has not had any equipment owned or leased to such Lessee repossessed or foreclosed upon or subject to repossession or foreclosure by the Servicer or any Affiliate thereof;

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(l)
the Lessee thereof is a Person organized under the laws of the United States (or any state thereof or the District of Columbia) or Canada (or any province thereof), unless otherwise approved in writing by the Administrative Agent acting at the direction of the Required Lenders;

(m)
in the case of any Lease Agreement with a Person organized under the laws of Canada (or any province thereof), if, in the reasonable determination of the Administrative Agent, any Lease Payment thereunder may be subject to a withholding tax, such Lease Agreement contains withholding tax indemnification or gross up provisions acceptable to the Administrative Agent; and

(n)	the Administrative Agent, for the benefit of the Lenders, has a legal, valid and enforceable first-priority perfected security interest (other than Permitted Liens) in such Lease Agreement.
“Eligible Unit” shall mean any Unit which meets each of the following conditions (unless otherwise agreed to in writing by the Administrative Agent):

(a)	such Unit was manufactured by the Seller on or after January 1, 2011 and initially placed into service on or after January 1, 2011;

(b)
such Unit and the component parts thereof (A) are in good order and repair, ordinary wear and tear excepted, (B) have been maintained in compliance with all the AAR’s mechanical regulation and industry commercial standards for revenue interchange loading, (C) are in material compliance with the requirements of any Equipment Insurance Policy required pursuant to Section 6.3, and (D) are in material compliance with manufacturer’s maintenance recommendations and eligible under manufacturer’s warranties (to the extent such warranties are then available other than due to the passage of time);

(c)
such Unit is not subject to an Event of Loss; provided, that this clause (c) shall not apply to any ten (10) Units selected by Borrower that, at any time or from time to time, are subject to an Event of Loss; further, provided that any Unit that is subject to an Event of Loss may only be an Eligible Unit for 90 days after such Unit has been deemed to have suffered an Event of Loss pursuant to Section 10.1(a) of the Railcar Management Agreement. Borrower shall ensure that any such Units that are subject to an Event of Loss but are included as an Eligible Unit be clearly identified on each Servicer Report delivered hereunder;

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(d)
such Unit is the subject of an Appraisal Report dated no earlier than the most recent Test Date (or in the case of Units purchased by the Borrower on the Closing Date or the Incremental Term Loan Borrowing Date, such Unit is subject to an Appraisal Report meeting the requirements set forth in Section 3.1(g) and 3.2(d), respectively);

(e)
such Unit is either (i) the subject of an Eligible Lease Agreement (or Replacement Lease Agreement if such Unit is a Replacement Unit) or (ii) (A) a Unit that the Servicer intends to re-lease in accordance with its Servicing Standards and such Unit has not been “off-lease” for more than 120 days or (B) a Unit that is “off-lease” but subject to a commitment to enter into an Eligible Lease Agreement with a commencement date no later than 180 days since such Unit was last “off-lease”; and

(f)
the Administrative Agent, for the benefit of the Lenders, has a legal, valid and enforceable first-priority perfected security interest (other than Permitted Liens) in such Unit (other than with respect to a Unit located in Mexico).

“Engagement Letter” means that certain Engagement Letter, dated as of December 23, 2013, among the Seller and the Administrative Agent, setting forth, inter alia, the Seller’s obligation to reimburse the Administrative Agent for fees and expenses incurred in the preparation, negotiation, execution and delivery of this Agreement.
“Environmental Claim” means any investigation, notice of violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any actual or threatened abatement, removal, remedial, or response action in connection with the Release of Hazardous Material, Environmental Law or order of a Governmental Authority under Environmental Law or (d) from any actual or alleged damage, injury, threat or harm to human health, or safety as it relates to exposure to Hazardous Materials.
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of the environment, or health and safety as it relates to exposure to Hazardous Materials, (b) the protection of natural resources and wildlife, (c) the protection of surface water or groundwater quality, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) any Release of Hazardous Materials to air, land, surface water or groundwater, and any amendment, rule, regulation, order or directive issued thereunder.

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“Equipment” shall mean collectively those units of railroad rolling stock (individually, a “Unit” and, collectively, the “Equipment” or the “Units”) described in Schedule 1 to the Security Agreement, together with any and all accessions, additions, improvements and other equipment or components of any nature from time to time incorporated or installed therein which are the property of the Borrower and replacements thereof and substitutions therefor, including any Replacement Units subjected to the Lien of the Security Agreement in substitution of Units in accordance with Section 6.13(e).
“Equipment Documents” means each Lease Agreement, the Contribution Agreement, and each Bill of Sale.
“Equipment Insurance Policy” means, with respect to any Unit or Units of Equipment, an insurance policy covering physical damage to the related Equipment or covering any liabilities arising from the related Equipment or use thereof.
“Equipment Insurance Proceeds” means, proceeds paid by any Equipment insurer pursuant to any Equipment Insurance Policy covering an item of Equipment or the related Lease Agreement, net of the reasonable costs of collecting such proceeds which are not otherwise reimbursed.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Eurodollar Loan” means a Loan bearing interest based on LIBOR.
“Event of Bankruptcy” means, as to any Person, the filing of a voluntary or involuntary petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Reform Act of 1978, as amended, or other similar provision of law of any jurisdiction (except, in the case of an involuntary petition, if such petition is contested by such Person and has been dismissed within 90 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter enacted, if such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
“Event of Default” means any event or condition identified as such in Section 7.1.
“Event of Loss” means, with respect to any Unit, any of the following events with respect to such Unit: (i) permanent loss of the relevant Unit or the use of such Unit due to destruction, damage beyond repair, or rendition of such Unit permanently unfit for normal use for any reason

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whatsoever; (ii) any damage to such Unit which results in the receipt of Equipment Insurance Proceeds with respect to such Unit and which makes repair or continued operation of such Unit uneconomic or renders such Unit unfit for commercial use; (iii) the theft or disappearance of such Unit which results in the loss of possession of such Unit for a period in excess of 60 days; (iv) title to such Unit shall be confiscated, requisitioned or otherwise taken by a Governmental Authority under the power of eminent domain or otherwise; or (v) during the term of any Lease, such other events with respect to that Unit that would give rise to Lessee's obligation thereunder to make a Settlement Value payment (or equivalent payment) with respect to such Unit as specified in such Lease Agreement.
“Event of Loss Proceeds” means, with respect to any Unit which is the subject of an Event of Loss, the aggregate amount of any Settlement Value, indemnity and other payments made by the Lessee under the related Lease Agreement, Equipment Insurance Proceeds with respect to such Unit and any other payments paid to the Borrower, in each case, which relates to such Event of Loss.
“Excess Interest” is defined in Section 10.16.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of any Recipient, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment (or otherwise pursuant to any Loan Document) pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 10.2(b) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 10.1, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 10.1(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of such sections that are substantively comparable and not

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materially more onerous to comply with) and any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Fee Letter” means the Fee Letter, dated as of January 15, 2014, among the Borrower, the Seller and the Administrative Agent, setting forth fees payable to the Administrative Agent and the Lenders.
“Federal Funds Rate” means for any day the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (St. Louis, Missouri time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined.
“Fixed Charges” means, with reference to any period, the sum of (a) all scheduled payments made or required to be made by the Borrower pursuant to Sections 2.7(c)(iv) and (v), (b) all scheduled payments made or required to be made by the Borrower pursuant to Sections 2.7(d)(v) and (vii), and (c) the cash portion of any payments of interest made or to be made during such period with respect to any other Indebtedness of the Borrower (including, without limitation, any Permitted Subordinated Debt) during such period.
“Foreign Lender” means a Lender that is not a U.S. Person.
“FRA” means the Federal Railroad Administration of the United States Department of Transportation or the Federal Railroad Administrator, as the context shall require.
“Full Service Lease” means a lease, where, as between the lessor and the lessee, the lessor is responsible for all maintenance, repair and certain other costs and expenses associated with the operation and use of the related Equipment.
“Funding” means the advancing of any Loan.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

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“Geographic Concentration Excess” means the aggregate amount by which the Adjusted Appraised Value of all Eligible Units located in a Geographic Concentration Limited Country exceeds the Geographic Concentration Limit.
“Geographic Concentration Limit” means, an amount equal the product of (a) the Geographic Concentration Percentage Limit and (b) the Aggregate Adjusted Equipment Value.
“Geographic Concentration Limited Country” means Mexico.
“Geographic Concentration Percentage Limit” means five percent (5.0%).
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the United States Department of Transportation, the FRA and the STB).
“Hazardous Material” means any (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any substance, waste or material classified or regulated as “hazardous”, “toxic”, “contaminant” or “pollutant” or words of like import pursuant to an applicable Environmental Law.
“Hedge Agreement” means any (a) agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower shall be a Hedge Agreement or (b) any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement.
“Icahn Group” shall mean, from time to time, (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant

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to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above.
“Incremental Term Loan” is defined in Section 2.1(d).
“Incremental Term Loan Borrowing Amount” is defined in Section 2.1(b).
“Incremental Term Loan Borrowing Date” means any Business Day on or prior to the Incremental Term Loan Cut-Off Date on which each Lender that has agreed to provide an Incremental Term Loan Commitment, subject to the terms of this Agreement, advances its pro-rata share of the amount requested by the Borrower on the related Notice of Borrowing.
“Incremental Term Loan Commitment” is defined in Section 2.1(d).
“Incremental Term Loan Cut-Off Date” means October 15, 2014.
“Indebtedness” means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness of such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) any existing reimbursement, payment or similar obligations of such Person in respect of banker’s acceptances, letters of credit and other similar extensions of credit whether or not representing obligations for

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borrowed money, (f) all net obligations of such Person under any Hedge Agreement, (g) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, (h) all obligations of such Person under any so‑called “synthetic lease” transaction entered into by such Person, (i) all obligations of such Person under any so‑called “asset securitization” transaction entered into by such Person, and (j) all Contingent Obligations of such Person, it being understood that the term “Indebtedness” shall not include trade payables arising in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligations of the Borrower or the Seller under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” is defined in Section 10.12(b).
“Independent Director” An individual who (i) is not at the time of initial appointment, or at any time while serving as Independent Director of the Borrower, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director of the Borrower), officer, employee, partner, attorney or counsel of Seller or any of its Affiliates; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Seller or any of its Affiliates (with the exception of monies received in connection with serving as (x) the Independent Director of the Borrower or (y) as independent director or independent manager of a “special purpose entity” Affiliated with the Seller or the Servicer, as described in the following paragraph); (c) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person referenced in clause (a), (b) or (c) above; and (ii) has prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation or limited liability company could consent to any Event of Bankruptcy. (As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person or entity, whether through ownership of voting securities, by contract or otherwise.)
An individual who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director of the Borrower if such individual is at the time of initial appointment, or at any time while serving as an Independent Director of the Borrower, an independent director or independent manager of a “special purpose entity” Affiliated with Seller or the Servicer. For purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve its separateness

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that are substantially similar to those of the Borrower and provide, inter alia, that it: (a) is organized for the limited purpose of being a “special purpose entity”; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking relief under any applicable federal or state law relating to bankruptcy without the consent of all independent directors or independent managers thereof ; and (d) shall conduct itself in accordance with certain “separateness covenants”, including, but not limited to, the maintenance of its books, records, bank accounts and assets separate from those of any other Person.
“Interchange Rules” means the Interchange Rules or supplements thereto of the Mechanical Division of the AAR as the same may be in effect from time to time.
“Interest Expense” means, with reference to any Payment Period, the product of (a) the daily weighted average of the principal amount of Loans outstanding during such Payment Period, (b) the daily weighted average of the Interest Rate applicable during such Payment Period, (c) the actual number of days in such Payment Period, and (d) 1/360.
“Interest Period” means, with respect to Eurodollar Loans, the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending one, three or, with the consent of each applicable Lender, six, nine or twelve months thereafter, as selected by Borrower pursuant to Section 2.3(a); provided, however, that:
(i)    the Interest Period with respect to the first Payment Date shall commence on the Closing Date and end on (and include) the day immediately preceding the first Payment Date;
(ii)    no Interest Period with respect to the Term Loans shall extend beyond the Scheduled Maturity Date of the Term Loans;
(iii)    whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; and
(iv)    for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month.
“Interest Rate” means, prior to the occurrence of an Event of Default, Adjusted LIBOR (or, if applicable pursuant to Sections 8.2 or 8.3, the Alternative Rate) plus the Applicable Margin;

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otherwise, the Default Interest Rate; provided that the Interest Rate for the Payment Period related to the first Payment Date shall be 2.159%.
“Interest Reserve Account” means an account in the name of the Borrower, established and maintained by the Account Bank and subject to an Account Control Agreement.
“Interest Reserve Amount” means, on any date of determination, an amount equal to the product of (a) the then applicable Interest Rate, (b) the principal amount of Loans outstanding on such date and (c) 7/12.
“Lease Administration Agreement” means, that certain Amended and Restated Lease Administration Agreement, dated as of October 2, 2006, by and among AR Leasing, ARL Lease Administrators LLC, U.S. Bank National Association and the Tranche II Owners party thereto.
“Lease Administration Agreement Joinder” means, that certain Joinder to the Lease Administration Agreement, dated as of December 20, 2012, by and among AR Leasing, the Borrower, as a Tranche II Owner, ARL Lease Administrators LLC and U.S. Bank National Association.
“Lease Administration Fees” means, fees payable to the Lease Administrator by the Borrower, in its capacity as a Tranche II Owner, pursuant to the terms of the Lease Administration Agreement.
“Lease Administrator” means ARL Lease Administrators LLC.
“Lease Agreement” means any agreement to lease specific Units (as contrasted to a Master Lease Agreement) or a schedule to a Master Lease Agreement together with such Master Lease Agreement.
“Lease Assignment and Assumption” means each Assignment and Assumption Agreement executed in accordance with the Contribution Agreement.
“Lease Payment” means, with respect to any Lease Agreement, the minimum monthly or other periodic contractual payment payable by the related Lessee for the use of the related Equipment in accordance with the terms of such Lease Agreement.
“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority with jurisdiction over the applicable Person or property.

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“Lenders” means and includes the banks, financial institutions and other lenders from time to time party to this Agreement, as a “Lender” hereunder, including each assignee Lender pursuant to Section 10.9.
“Lessee” means each of the lessees named in a Lease Agreement.
“Lessee Concentration Excess” means the sum (without duplication) of (i) the aggregate amount by which the Adjusted Appraised Value of all Eligible Units subject to an Eligible Lease Agreement of each Lessee and its Affiliates (if any) exceeds the Lessee Concentration Limit applicable to such Lessee and (ii) the amount by which the aggregate Adjusted Appraised Value of all Eligible Units subject to an Eligible Lease Agreement with respect to all Lessees (or, in the case of any Eligible Lease Agreement that permits sub-leasing, all sub-lessees) and their respective Affiliates (if any) rated B+ or lower by S&P and/or B1 or lower by Moody’s exceeds 24.5% of the Aggregate Adjusted Equipment Value, provided, however, that if any Lessee merges, acquires, is acquired by, or is otherwise consolidated with a non-Affiliated Lessee, such newly consolidated Lessee shall be deemed to be separate Lessees, each with the rating assigned to such newly consolidated Lessee, for the purposes of determining the Lessee Concentration Excess; further provided, that no Lease Agreements with Preferred Sands of Genoa, LLC or any of its Affiliates (other than Eligible Lease Agreements with such Lessee owned by the Borrower as of the Closing Date) shall be Eligible Lease Agreements.
“Lessee Concentration Limit” means, at any time, in relation to the Adjusted Appraised Value of all Eligible Units subject to an Eligible Lease Agreement with any single Lessee (or, in the case of any Eligible Lease Agreement that permits sub-leasing, any single sub-lessee) and its Affiliates (if any), the applicable concentration limit determined according to the following table for Lessees who have long term unsecured debt ratings currently assigned to them by S&P and Moody’s:

S&P Long-term Rating	Moody’s Long-term Rating	Allowable % of Aggregate Adjusted Equipment Value
BBB- or higher	Baa3 or higher	20%
BB+, BB or BB-	Ba1, Ba2 or Ba3	15%
B+ or lower	B1 or lower	9.5%
provided, however, that if any Lessee merges, acquires, is acquired by, or is otherwise consolidated with a non-Affiliated Lessee, such newly consolidated Lessee shall be deemed to be separate Lessees, each with the rating assigned to such newly consolidated Lessee, for the purposes of determining the Lessee Concentration Excess; further provided, that no Lease Agreements with

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Preferred Sands of Genoa, LLC or any of its Affiliates (other than Eligible Lease Agreements with such Lessee owned by the Borrower as of the Closing Date) shall be Eligible Lease Agreements.
If any Lessee (or sub-lessee) has a split rating, the applicable rating will be the lower of the two, (b) if any Lessee (or sub-lessee) is not rated by both S&P and Moody’s, the applicable Lessee Concentration Limit shall be the one corresponding to the rating by S&P or Moody’s, as applicable and (c) if any Lessee (or sub-lessee) is not rated by either S&P or Moody’s, the applicable Lessee Concentration Limit for such Lessee shall be 9.5%.
“LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) 2 Business Days (or in the case of the initial Interest Period, 1 Business Day) before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made or continued by the Lenders as part of such Borrowing.
“LIBOR Index Rate” means, for an Interest Period for any Borrowing of Eurodollar Loans, the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in Dollars for a period equal to such Interest Period, which appears on the Bloomberg Telerate Page 3750 (or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits for such Interest Period in United States dollars) as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.
“Lien” means any lien, mortgage, deed of trust, pledge, assignment as collateral security, security interest, charge or encumbrance in the nature of security in respect of any Property, including the interests of a vendor or lessor under any conditional sale, or other title retention arrangement, and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.
“Loan” means any Term Loan, whether outstanding as a Eurodollar Loan or otherwise as permitted hereunder, each of which is a “type” of Loan hereunder.
“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Contribution Agreement, each Bill of Sale, each Lease Assignment and Assumption Agreement,

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the Railcar Management Agreement, the ARL Fee Letter, the Lease Administration Agreement, the Lease Administration Agreement Joinder and each other agreement, instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“Lock‑Box” means each locked postal box with respect to which a bank has been granted exclusive access for the purpose of retrieving and processing payments made on the Lease Agreements. As of the date hereof, the sole Lock-Box shall be the “Post Office Box” (as defined in the Lease Administration Agreement) at U.S. Bank National Association and subject to the terms of the Lease Administration Agreement.
“Management Fees” has the meaning set forth in the Railcar Management Agreement.
“Mandatory Payment Amount” means a repayment amount (subject to the minimum amount set forth in Section 2.6(a)) sufficient to cure a Borrowing Base Deficit.
“Master Lease Agreement” shall mean an agreement between a proposed lessor of railroad rolling stock and a proposed lessee of railroad rolling stock setting forth the general terms and provisions governing any such lease, but which agreement does not itself constitute a lease of specific Units.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise) operations, performance, or Properties of the Borrower, (b) a material impairment of the ability of the Borrower, the Servicer or the Seller to perform its material obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower, the Servicer, the Seller or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document, other than as such priority is impacted by a Permitted Lien.
“Material Agreement” means:

(a)
any agreement (or group of related agreements) under which Borrower has created, incurred, assumed, or guaranteed any Indebtedness (other than Indebtedness permitted by the terms of the Loan Documents) in excess of $100,000, or under which a Person has imposed a Lien (other than a Permitted Lien) on any of the Borrower’s Property in excess of $100,000;

(b)	any agreement under which the consequences of a default or termination would have a Material Adverse Effect; and

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(c)
any other agreement (or group of related agreements) entered into by the Borrower, the performance of which involves consideration in excess of, in the case of the Borrower $100,000 (other than any agreement (or group of related agreements) entered into by the Borrower pursuant to the Loan Documents).

“Maximum Rate” is defined in Section 10.16.
“Mileage Credits” has the meaning set forth in the Lease Administration Agreement.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Aggregate Equipment Value” means, as of any date of determination, the Aggregate Adjusted Equipment Value minus the Aggregate Excess Concentration Amount.
“Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition by the Borrower, cash and Cash Equivalent proceeds received by or for the Borrower’s account, net of (i) reasonable direct costs relating to such Disposition and (ii) sale, use or other transactional taxes paid or payable by the Borrower as a direct result of such Disposition, (b) with respect to any Event of Loss, the related Event of Loss Proceeds, and (c) with respect to any offering of equity securities of the Borrower or the issuance of any Indebtedness by the Borrower, cash and Cash Equivalent proceeds received by or for the Borrower’s account, net of reasonable legal, underwriting, and other reasonable fees and expenses incurred as a direct result thereof.
“Net Revenue” means, with reference to the applicable period, the difference of (a) the sum of (i) the aggregate Lease Payments and (ii) the aggregate Mileage Credits, in each case, actually received by the Borrower during such period and (b) the sum of all amounts paid or required to be paid by the Borrower pursuant to Sections 2.7(c)(i), (ii) (but only to the extent such fees, charges and expenses are routine or recurring) and (iii) and Sections 2.7(d)(i), (ii), (iii) (but only to the extent such fees, charges and expenses are routine or recurring) and (iv) during such period; provided that solely for the purposes of determining compliance with the Debt Service Coverage Ratio, Net Revenue shall include the DSCR Cure Amount paid in respect of the period for which the Debt Service Coverage Ratio is being determined to the extent such amount is used to prepay the Obligations (it being understood that the DSCR Cure Amount shall be paid on or after the end of the period for which the Debt Service Coverage Ratio is being determined).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that either (a) (i) requires the approval of all affected Lenders or all Lenders, in each instance in accordance with the terms of Section 10.10 and (ii) has been approved by the Required Lenders; or (b) requires the approval of the Required Lenders in accordance with the terms of Section 10.10.

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“Note” and “Notes” means the Term Notes.
“Notice of Borrowing” means is defined in Section 2.3.
“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans (including any interest that accrues after the commencement of an insolvency proceeding regardless of whether allowed or allowable in whole or in part as a claim in such insolvency proceeding), all fees and charges payable hereunder, and all other payment obligations of the Borrower or the Seller arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC Event” means the event specified in Section 6.21(c).
“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including the Bank Secrecy Act, anti-money laundering laws (including the Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulations or orders adopted by any State within the United States.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, or code of regulations, or other similar document and any certificate of designations or instrument relating to the rights of shareholders of such corporation, (b) for any partnership, the partnership agreement or other similar agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement, limited liability company agreement, or other similar agreement, and articles or certificate of formation of such limited liability company, and (d) with respect to any joint venture, trust or other form of business entity, the joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Obligations” is defined in Section 10.22.

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien (other than a Permitted Lien) under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.2(b)).
“Outstanding Original Term Loan Balance” is defined in Section 2.1.
“Ownership Interest” means all shares, interests, participations, rights to purchase, options, warrants, general or limited partnership interests, limited liability company interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the Rules and Regulations promulgated by the Securities and Exchange Commission (17 C.F.R. § 240.3a11-1) under the Exchange Act).
“Participant” is defined in Section 10.9(d).
“Participant Register” is defined in Section 10.9(d).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107‑56.
“Payment Date” means the 15th day of each calendar month or if such day is not a Business Day, the next succeeding Business Day; provided that the Payment Date with respect to the Payment Period commencing on the Closing Date shall be February 15, 2014.
“Payment Period” means, with respect to a Payment Date, the period from and including the immediately preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to and including the day immediately preceding such Payment Date.

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“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means, on any date of determination, the ratio by which, for each Lender, its Term Loan Commitment bears to the Aggregate Term Loan Commitment.
“Permitted Holders” shall mean the Icahn Group and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 or any successor provision) of which any of the foregoing are members from time to time.
“Permitted Lien” is defined in Section 6.12.
“Permitted Subordinated Debt” means Indebtedness incurred by the Borrower that is subordinated in right of payment to the prior payment of the Obligations and which Indebtedness (i) shall mature no earlier than (1) one year after the Scheduled Maturity Date, (ii) shall provide that no principal or interest payments on such Indebtedness be permitted after the occurrence of any Early Amortization Event until such Early Amortization Event is cured, (iii) the aggregate principal amount of such Indebtedness plus the then-outstanding principal amount of the Term Loan will not exceed, at the time of issuance of such Indebtedness, 85% of the Appraised Value of the Equipment owned by the Borrower at the time of such issuance, and (iv) the other material terms of such Indebtedness are acceptable in form and substance to the Administrative Agent as evidenced by written consent of the Administrative Agent to the Borrower, which consent will not be unreasonably withheld, delayed, or conditioned, and in any event will be provided or denied in writing within 15 days after Borrower’s request of the Administrative Agent with respect thereto.
“Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a Governmental Authority.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group (including the Borrower) for their respective current or former employees of a member of the Controlled Group (including the Borrower) and to which a member of the Controlled Group (including the Borrower) is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions or under which a member of the Controlled Group (including the Borrower) is reasonably expected to incur liability or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group (including the Borrower) is then making or accruing an obligation to make contributions or has

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within the preceding five plan years made contributions or under which a member of the Controlled Group (including the Borrower) is reasonably expected to incur liability.
“Platform” is defined in Section 10.8(d).
“Prime Rate” means the rate of interest announced by the Administrative Agent from time to time as its “prime rate” as in effect on such day, with any change in the Alternative Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be the Administrative Agent’s best or lowest rate).
“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.
“Railcar Management Agreement” means the Railcar Management Agreement, dated as of December 20, 2012, as amended by Amendment No. 1, dated as of January 15, 2014, between the Servicer and the Borrower.
“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.
“Recipient” means the Administrative Agent and each Lender as applicable.
“Register” is defined in Section 10.9(c).
“Reimbursable Services” has the meaning set forth in the Railcar Management Agreement.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Replacement Lease Agreement” means a Lease Agreement entered into by the Borrower in compliance with the Servicing Standard in an arms-length transaction and is otherwise an Eligible Lease Agreement.

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“Replacement Unit” means a replacement Unit that, (i) together with the group of all other Replacement Units becoming Replacement Units at such time or substantially contemporaneously therewith, has an aggregate Adjusted Appraised Value at least equal to the Adjusted Appraised Value of the group of Units of Equipment such group is intended to replace (prior to giving effect to any Event of Loss), and (ii) is otherwise an Eligible Unit.

“Reporting Company” means any Person that has a class of securities registered under Section 12 or subject to Section 15(d) of the Exchange Act.
“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans constitute 51% or more of the sum of the total then outstanding Loans. For the purposes of this definition, any Lender and its Affiliates shall constitute a single Lender.
“Reserve Percentage” means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non‑United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.
“Resignation Effective Date” is defined in Section 9.7(a).
“Redemption Payments” means any purchase, redemption or other acquisition or retirement of Ownership Interests, but shall not include any dividends on or any other distributions in respect of any class or series of Ownership Interests.
“RGC” shall mean the Office of the Registrar General of Canada or any successor agency thereto.
“Rolling Stock” means standard gauge railroad rolling stock, other than passenger equipment or work equipment, used or intended for use in connection with interstate commerce, excluding, however, railroad rolling stock scrapped or intended to be scrapped.

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“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw‑Hill Companies, Inc.
“Scheduled Maturity Date” means January 15, 2020.
“Scheduled Principal Payment Amount” means, with respect to each Payment Date, an amount equal to the product of (i) the Aggregate Borrowing Amount at such time and (ii) the applicable Depreciation Factor.
“Security Agreement” means that certain Security Agreement dated as of December 20, 2012, as amended by Amendment No. 1 to the Security Agreement dated as of May 9, 2013, and as further amended by Amendment No. 2 to the Security Agreement, dated as of January 15, 2014 between the Borrower and the Administrative Agent, as the secured party.
“Security Agreement Supplement” means any supplement to the Security Agreement which amends, supplements or restates the list of Units owned by the Borrower and subject to the Lien of the Security Agreement.
“Seller” is defined in the introductory paragraph of this Agreement.
“Servicer” means AR Leasing in its capacity as manager pursuant to the Railcar Management Agreement.
“Servicer Replacement Event” means the occurrence of a “Manager Termination Event” under the Railcar Management Agreement.
“Servicer Report” means a report, substantially in the form of Exhibit A hereto, including, among other things detail of all Collections of the most recently completed Collection Period, the applications thereof and a Borrowing Base Certificate. Cash applications shall include Administrative Agent fees, Servicer fees, permitted Servicer expenses, the Interest Expense, the Scheduled Principal Payment Amount and all other payments in respect of the Obligations. For the avoidance of doubt, all Collections remitted to, or on deposit with, the Collection Bank during the applicable Collection Period shall be reported on the Servicer Report regardless of whether such Collections have been transferred to the Account Bank.
“Servicing Standard” means the servicing policies and practices relating to Lease Agreements administered by the Servicer consistent with generally accepted industry standards, as modified from time to time in accordance with the Loan Documents, in each case, at least equal to the policies and practices of servicers of similar Equipment portfolios and at all times, in compliance with Section 2.3 (Conflicts of Interest) of the Railcar Management Agreement.

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“Settlement Value” means, with respect to any Unit, the settlement value of such Unit railcar as determined in accordance with Rule 107 – Damaged and/or Destroyed Cars (or any successor rule) of the AAR as published in the most recent edition of the Field Manual of the Interchange Rules (or a successor publication).
“Solvent” or “Solvency” means, when used with respect to any Person, that, as at any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“STB” shall mean the United States Surface Transportation Board or any successor agency thereto.
“Subordinated Management Fees” shall have the meaning given such term in the Railcar Management Agreement.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, liabilities or penalties applicable thereto.
“Term Credit” means the credit facility for the Term Loans described in Section 2.1.
“Term Loan” is defined in Section 2.1.

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“Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Term Loan pursuant to Section 2.1 and in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as such Schedule 1 may be amended to include an Incremental Term Loan Commitment in accordance with Section 2.1(d).
“Term Loan Percentage” means the percentage of the aggregate outstanding principal amount of Loans represented by the Loans held by such Lender.
“Term Note” is defined in Section 2.8(d).
“Test Date” means each date selected by the Borrower on which an Appraisal of the Equipment owned by the Borrower is conducted pursuant to Section 6.2.
“Test Period” means, for each annual period starting on the Closing Date, the period commencing on the thirtieth (30th) day prior to the next succeeding anniversary of the Closing Date and ending on (but excluding) each such anniversary date.
“UCC” is defined in Section 1.2.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unit” shall have the meaning set forth in the definition of “Equipment”.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” is defined in Section 10.1(f)(ii).
“Voting Stock” of any Person means Ownership Interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person (including general partners of a partnership), other than Ownership Interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

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“Withholding Agent” means the Borrower, the Servicer, the Seller, and the Administrative Agent.
Section 1.2.    Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, waived, replaced, refinanced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and any successor of such law or regulation and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to time of day herein are references to St. Louis, Missouri time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. All terms that are used in this Agreement which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.
Section 1.3.    Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.3 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries or such covenant, standard or term shall be the same as if such change had not been made. No delay by the Borrower

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or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants (and all related defined terms) and applicable covenants, terms and standards shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles.
Section 1.4.    Rounding. Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 2.	THE TERM CREDIT FACILITY.
Section 2.1.    Term Loan Commitments. (a) Immediately prior to giving effect to this Agreement, as of the Closing Date, the outstanding principal balance of the loans made under the Original Agreement was $194,211,168.22 (the “Outstanding Original Term Loan Balance”). On the Closing Date, and upon the effectiveness of this Agreement, the Outstanding Original Term Loan Balance shall be continued and shall convert automatically for all purposes of this Agreement to outstanding loans (each loan under this Section 2.1(a), (b), or (d), individually a “Term Loan” and, collectively, the “Term Loans”) hereunder owing to the Lenders as if such Term Loans had been made by the Lenders to the Borrower hereunder on the Closing Date ratably in accordance with their respective Lender’s Percentage.
(b)    Each Lender severally and not jointly agrees, subject to the terms and conditions hereof, to make an additional Term Loan on the Closing Date, as specified in a Notice of Borrowing delivered pursuant to Section 2.3, up to an amount equal to the positive difference of (a) the lesser of (i) such Lender’s Percentage of the Borrowing Base as of the Closing Date and (ii) such Lender’s Term Loan Commitment as of the Closing Date and (b) such Lender’s Percentage of the Outstanding Original Term Loan Balance. The aggregate amount of such additional Borrowing on the Closing Date plus the Outstanding Original Term Loan Balance is referred to herein as the “Closing Date Borrowing Amount”. To the extent that any Lender consents to the Borrower’s request for an Incremental Term Loan Commitment in accordance with Section 2.1(d), each Lender that agrees to provide an Incremental Term Loan Commitment severally and not jointly agrees, subject to the terms and conditions hereof, to make an additional Term Loan in Dollars to the Borrower on the Incremental Term Loan Borrowing Date, in an amount not to exceed the lesser of (i) such Lender’s Percentage of the Borrowing Base as of the Incremental Term Loan Borrowing Date and (ii) such Lender’s Incremental Term Loan Commitment. The Closing Date Borrowing Amount, together

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with the aggregate amount of such Borrowing on the Incremental Term Loan Borrowing Date (the “Incremental Term Loan Borrowing Amount”) from and after the Incremental Term Loan Borrowing Date, is referred to herein as the “Aggregate Borrowing Amount”.
(c)    Unless the Borrower notifies the Administrative Agent in accordance with Section 2.3(a), and subject to the terms hereof, all Term Loans shall initially be Eurodollar Loans with an Interest Period (other than the initial Interest Period) of one (1) month. No amount of any Term Loan may be reborrowed once it is repaid.
(d)    Incremental Term Loan.
(i)        Requests. The Borrower may, by written notice to the Administrative Agent request from the Lenders an increase in the Term Loan Commitments (any such increase, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”) in Dollars in an aggregate amount not to exceed $100,000,000; provided that no Commitment of any Lender shall be increased without the consent of such Lender. Such notice shall set forth (A) the amount of the Incremental Term Loan Commitment being requested (which shall be in a minimum amount of $5,000,000 and multiples of $100,000 in excess thereof), (B) the Incremental Term Loan Borrowing Date on which such Incremental Term Loan Commitment is requested to be funded (which, unless otherwise agreed by the Administrative Agent, shall not be more than 90 days before the Incremental Term Loan Cut-Off Date).
(ii)    Conditions. No Incremental Term Loan Commitment shall become effective under this Section 2.1(d) unless the Borrower or the Administrative Agent is able to obtain (A) the commitment of one or more Lenders reasonably acceptable to the Borrower and the Administrative Agent not party hereto as of the date of the request to provide all or portion of such Incremental Term Loan Commitment or (B) the consent of at least one Lender party hereto as of the date of the request to increase its respective Commitment (it being understood that no such Lender shall have any obligation to provide an Incremental Term Loan Commitment unless and until it shall have agreed, in writing, to provide it). No Funding of the Incremental Term Loan Commitment shall occur unless the conditions precedent set forth in Section 3.2 have been satisfied on or prior to the Incremental Term Loan Borrowing Date.
(iii)    Terms. Except as otherwise agreed to by the Borrower and the Required Lenders, the Incremental Term Loan shall be on terms consistent with the initial Term Loan.

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(iv)    Required Amendments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Commitment, this Agreement may be amended by the Borrower and the Lenders providing the Incremental Term Loan Commitment, together with the Administrative Agent at the reasonable request of the Lenders providing the Incremental Term Loan Commitment, to the extent (but only to the extent) necessary to reflect the existence of such Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby, and any joinder agreement or amendment may without the consent of the other Lenders effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Lenders providing the Incremental Term Loan Commitment, and the Borrower, to effectuate the provisions of this Section 2.1(d), and, for the avoidance of doubt, this Section 2.1(d) shall supersede any provisions in Section 10.10. From and after the Incremental Term Loan Borrowing Date, the Loans and Commitments established pursuant to this Section 2.1(d) shall constitute Term Loans and Loans, and Term Loan Commitments and Commitments, under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Collateral Documents. The Borrower shall take any actions reasonably required by the Administrative Agent, including, without limitation, obtaining any documents from the Seller reasonably required to do so, to ensure and/or demonstrate that the Liens granted by the applicable Collateral Documents continue to be perfected first priority Liens in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof or the terms of this Agreement after giving effect to the establishment of any such new Loans and Commitments.
Section 2.2.    Applicable Interest Rates. (a)     Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced until, but excluding, the date of repayment thereof at a rate per annum equal to the Interest Rate applicable for such Interest Period, payable in arrears on each Payment Date and at maturity (whether by acceleration or otherwise).
(b)    Interest Reserve Amount. On the Business Day prior to each Payment Date, the Administrative Agent shall notify the Borrower of the Interest Reserve Amount required to be on deposit in the Interest Reserve Account as of such Payment Date. The amount (if any) by which the Interest Reserve Amount exceeds the amount then on deposit in the Interest Reserve Account shall be payable by the Borrower on such Payment Date. The excess (if any) by which the amount

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then on deposit in the Interest Reserve Account exceeds the Interest Reserve Amount shall be transferred from the Interest Reserve Account to the Cash Collateral Account on such Payment Date and such excess shall be distributed in accordance with the terms of this Agreement. Following the occurrence of an Early Amortization Event, at the direction of the Required Lenders, the Administrative Agent shall transfer all amounts on deposit in the Interest Reserve Account to the Cash Collateral Account on the Payment Date occurring after receipt by the Administrative Agent of such direction and all such amounts shall be distributed in accordance with the terms of this Agreement.
(c)    Default Interest Rate. While any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to the sum of 2.0% per annum plus the rate of interest in effect thereon at the time of such Event of Default (the “Default Interest Rate”);
provided, however, that in the absence of acceleration, any increase in interest rates pursuant to this Section 2.2(c) shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, accrued interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.
(d)    Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and the Interest Reserve Amount, and its determination thereof shall be conclusive and binding except in the case of manifest error.
Section 2.3.    Manner of Borrowing Loans. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m. (St. Louis, Missouri time): (i) one Business Date prior to the Closing Date and (ii) at least 3 Business Days before a requested Incremental Term Loan Borrowing Date. The Borrower shall give all such notices requesting the advance to the Administrative Agent by email (with a pdf copy of the applicable fully-executed notice), telephone, or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent), substantially in the form attached hereto as Exhibit B (a “Notice of Borrowing”) or in such other form acceptable to the Administrative Agent. All notices concerning the advance shall specify the date of the requested advance (which shall be a Business Day), the initial Interest Period related thereto and the amount of the requested Borrowing to be advanced. Thereafter, the Borrower may from time to time elect to continue or change the Interest Period borne by the Term Loans applicable as of the last day of the Interest Period then ending. Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of a change

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of the Interest Period with respect to a Borrowing of Eurodollar Loans must be given by no later than 10:00 a.m. (St. Louis, Missouri time) at least 3 Business Days before the date of the requested continuation or change. The Borrower agrees that the Administrative Agent may rely on any such email, telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (and the Borrower hereby indemnifies the Administrative Agent from any liability or loss ensuing from such reliance) and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.
(b)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Borrower received pursuant to Section 2.3(a) above.
(c)    Borrower’s Failure to Notify; Automatic Continuations and Conversions. If the Borrower fails to give proper notice of the continuation or conversion of any outstanding Borrowing of Eurodollar Loans within the period required by Section 2.3(a), such Borrowing shall automatically be continued as a Borrowing of Eurodollar Loans with no change to the then applicable Interest Period.
(d)    Disbursement of Loans. Not later than 11:00 a.m. (St. Louis, Missouri time) on the Closing Date and the Incremental Term Loan Borrowing Date, subject in each case to the satisfaction of the conditions precedent set forth in Section 3, each Lender shall make available its Term Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Superior, Colorado. The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower by delivery of such proceeds to an account specified in writing by the Borrower.
(e)    Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have received notice from a Lender prior to the date on which such Lender is scheduled to make available to the Administrative Agent of its Percentage share of a Borrowing (which notice shall be effective upon receipt) that such Lender does not intend to make such share available, the Administrative Agent may assume that such Lender has made such share available in accordance with Section 2.3(c) when due and the Administrative Agent, in reliance upon such assumption, may (but shall not be required to) make available to the Borrower a corresponding amount (each such advance, a “Disproportionate Advance”) and, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, such Lender shall, on demand, make available to the Administrative Agent the Disproportionate Advance attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such Disproportionate Advance was made available to the Borrower and ending on (but excluding) the

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date such Lender makes available such Disproportionate Advance to the Administrative Agent at a rate per annum equal to: (i) from the date the Disproportionate Advance was made by the Administrative Agent to the date 2 Business Days after payment by such Lender is due hereunder, the greater of, for each such day, (x) the Federal Funds Rate and (y) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any standard administrative or processing fees charged by the Administrative Agent in connection with such Lender’s non‑payment and (ii) from the date 2 Business Days after the date such share of the applicable Borrowing is due from such Lender to the date such payment is made by such Lender, the Prime Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, promptly following written demand from the Administrative Agent, repay to the Administrative Agent the proceeds of the Loan attributable to such Disproportionate Advance with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 8.1 so that the Borrower will have no liability under such Section with respect to such payment. If the Borrower and such Lender shall pay interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower under this Section shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.4.    Minimum Borrowing Amount. Each Borrowing advanced under the Term Credit shall be in an amount not less than $1,000,000.
Section 2.5.    Maturity of Loans; Scheduled Payments of Term Loans. The Borrower shall make principal payments on the Term Loans on each Payment Date commencing on the first Payment Date following the Closing Date, with the amount of each such principal installment equal to the Scheduled Principal Payment Amount; it being further agreed that a final payment comprised of all principal and interest not previously paid on the Term Loans, shall be due and payable on the Scheduled Maturity Date. Each principal payment on the Term Loans shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.
Section 2.6.    Prepayments. (a) Voluntary. The Borrower may prepay without premium or penalty (except as set forth in Section 8.1 below) and in whole or in part any Borrowing of Term Loans at any time upon three (3) Business Days prior notice by the Borrower to the Administrative Agent (or such shorter time period then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 8.1; provided,

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however, the Borrower may not partially repay a Borrowing in a principal amount less than $1,000,000 or an integral multiple of $100,000 in excess thereof unless either (i) repaying the entire remaining amount of such Borrowing; or (ii) otherwise consented to by the Administrative Agent.
(b)    Mandatory.
(i)     No later than 15 days after any other date on which the Borrower or the Seller becomes aware or is informed by the Administrative Agent that a Borrowing Base Deficit exists on such date, the Borrower shall either, in Borrower’s option, (A) prepay without premium or penalty (except as set forth in Section 8.1 below) the Obligations in an amount equal to the Mandatory Payment Amount or (B) take such other corrective actions as may be necessary to cure the Borrowing Base Deficit.
(ii)    If after the Closing Date the Borrower shall (x) issue any new equity securities or (y) incur or assume any Permitted Subordinated Debt at a time when an Early Amortization Event is continuing, the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance, incurrence or assumption to be received by or for the account of the Borrower. Promptly upon receipt by the Borrower of Net Cash Proceeds of such issuance, incurrence or assumption (other than the Net Cash Proceeds from the incurrence of Permitted Subordinated Debt while an Early Amortization Event is not occurring, the proceeds of which the Borrower may put to any purpose, including, without limitation the payment of distributions, dividends, or payments to the Seller or any other Person) the Borrower shall prepay without premium or penalty (except as set forth in Section 8.1 below) the Obligations in the amount of such Net Cash Proceeds.
(iii) To the extent no Replacement Units are either (a) purchased with the Net Cash Proceeds from the sale or other voluntary Disposition of any Unit or with the Event of Loss Proceeds from an Event of Loss during the 365 or 30 day period (as applicable) provided for in Section 6.13(d), or (b) contractually committed to be purchased with the Net Cash Proceeds from the sale or other voluntary Disposition of any Unit or with the Event of Loss Proceeds from an Event of Loss during the 365 or 30 day period (as applicable) provided for in Section 6.13(d), the Borrower shall, immediately after such 365 or 30 day period, as applicable, prepay without premium or penalty (except as set forth in Section 8.1 below) the Obligations in the amount of such Net Cash Proceeds, Event of Loss Proceeds or excess proceeds, as applicable.
(iv)    Each prepayment of Loans under this Section 2.6(b) shall be made by the payment of the principal amount to be prepaid (which shall be applied to the outstanding Term

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Loans until paid in full) and accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 8.1.
(c)    The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower, and in the case of any partial prepayment (unless otherwise agreed to by the Required Lenders in writing with notice to the Administrative Agent), such prepayment shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.
Section 2.7.    Place and Application of Payments. (a) General Payments. All payments of principal of and interest on the Loans and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (St. Louis, Missouri time) on the due date thereof at the office of the Administrative Agent in Superior, Colorado (or such other location as the Administrative Agent may designate to the Borrower in writing) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in Dollars, in immediately available funds at the place of payment, in each case without set‑off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.
(b)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of, for each day (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)    Application of Collateral Proceeds Before an Early Amortization Event. Prior to the occurrence of an Early Amortization Event all payments and collections received in respect of the Obligations and all proceeds of Collateral (including all Collections) shall (subject to the other terms

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of this Agreement including, without limitation, Section 6.13(d)) be applied by the Administrative Agent on each Payment Date from amounts on deposit in the Cash Collateral Account against the outstanding Obligations as follows:
(i)    first, to any outstanding fees (including Management Fees and Lease Administration Fees), charges, and expenses then due to the Servicer and the Lease Administrator pursuant to the terms of the Railcar Management Agreement and the Lease Administration Agreement (including costs incurred for Reimbursable Services) other than Subordinated Management Fees;
(ii)    second, on a pro rata basis, to any outstanding fees, charges, and expenses then due to the Administrative Agent and the Lenders pursuant to the terms of the Fee Letter;
(iii)    third, for payment of Direct Operating Expenses of the Borrower, as directed by Borrower; provided that payments of Direct Operating Expenses pursuant to this clause (iii) shall not exceed $50,000 in any calendar year;
(iv)    fourth, to accrued and unpaid Interest Expense then due in respect of the Obligations to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Lender; provided that to the extent amounts on deposit in the Cash Collateral Account are insufficient to pay such Interest Expense, the Administrative Agent shall pay such Interest Expense from the Interest Reserve Account;
(v)    fifth, to the outstanding principal balance due in respect of the Term Loans in an amount equal to the Scheduled Principal Payment Amount plus any other amount in respect of principal previously due and unpaid to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Lender;
(vi)    sixth, the amount (if any) required to be deposited in the Interest Reserve Account as determined pursuant to Section 2.2(b);
(vii)    seventh, to any indemnification payments and other amounts then due and payable by the Borrower pursuant to this Agreement or any other Loan Document;
(viii)    eighth, to the payment of Subordinated Management Fees; and
(ix)    ninth, to be made available to the Borrower or whoever else may be lawfully entitled thereto; provided that, if as of such Payment Date, a Borrowing Base Deficit exists but such Borrowing Base Deficit has not resulted in an Early Amortization Event, no funds will be made available to the Borrower until the earlier of (A) the Business Day such

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Borrowing Base Deficit has been cured in accordance with the terms of this Agreement (as evidenced by a certificate of an officer of the Borrower reasonably acceptable to the Administrative Agent) and (B) the next succeeding Payment Date (in which case, such payment will be made solely in accordance with this Section 2.7).
(d)    Application of Collateral Proceeds after an Early Amortization Event. Anything contained herein to the contrary notwithstanding, pursuant to the exercise of remedies under Sections 7.2 and 7.3 or after the occurrence and during the continuation of an Early Amortization Event, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders shall (subject to the other terms of this Agreement including, without limitation, Section 6.13(d)) be remitted to the Administrative Agent and distributed as follows:
(i)    first, to the payment of any reasonable outstanding costs and expenses then due which have been incurred by the Administrative Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, which the Borrower has agreed to pay the Administrative Agent under Section 10.12 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);
(ii)    second, as long as a Manager Termination Event under the Railcar Management Agreement or an Event of Default under the Lease Administration Agreement with respect to the Servicer shall not have occurred, any outstanding fees, charges (including Management Fees and Lease Administration Fees), and expenses then due to the Servicer and the Lease Administrator pursuant to the terms of the Railcar Management Agreement and the Lease Administration Agreement (including costs incurred for Reimbursable Services) other than Subordinated Management Fees;
(iii)    third, on a pro rata basis, to any outstanding fees, charges, and expenses then due to the Administrative Agent and the Lenders pursuant to the terms of the Fee Letter;
(iv)    fourth, for payment of Direct Operating Expenses of the Borrower, as directed by Borrower; provided that payments of Direct Operating Expenses pursuant to this clause (iv) shall not exceed $50,000 in any calendar year;
(v)    fifth, to the payment of any outstanding Interest Expense and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid

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amounts owing to each Lender; provided that to the extent amounts on deposit in the Cash Collateral Account are insufficient to pay any Interest Expense, the Administrative Agent shall pay such Interest Expense from the Interest Reserve Account;
(vi)    sixth, the amount (if any) required to be deposited in the Interest Reserve Account as determined pursuant to Section 2.2(b);
(vii)    seventh, to the payment of principal on the Loans to the Lenders to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Lender until repaid in full;
(viii)    eighth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower secured by the Collateral Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each Lender;
(ix)    ninth, to any indemnification payments and other amounts then due and payable by the Borrower pursuant to this Agreement or any other Loan Document;
(x)    tenth, to the payment of Subordinated Management Fees; and
(xi)    eleventh, to the Borrower or whoever else may be lawfully entitled thereto.
Section 2.8.    Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to Sections 2.8(a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

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(d)    Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D (in the case of its Term Loan and referred to herein as a “Term Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the amount of the Term Loan. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.9) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.9, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.
Section 2.9.    Fees. The Administrative Agent shall receive, for itself and the other parties entitled thereto, the fees agreed to between the Administrative Agent and the Borrower in the Fee Letter.

SECTION 3.	CONDITIONS PRECEDENT.
The obligation of each Lender to advance any Loan shall be subject to satisfaction (or waiver) of the following conditions precedent; provided that once a Loan is advanced, then (i) with respect to any such conditions precedent requiring that a matter be satisfactory or acceptable to the Administrative Agent or any Lender, the advancement of such Loan shall be deemed to mean that each such requisite Lender and the Administrative Agent were satisfied therewith; and (ii) with respect to any such conditions precedent that were not satisfied, they shall be deemed to have been waived:
Section 3.1.    Initial Funding. Before or concurrently with the initial Funding:

(a)
each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of said time, except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date);

(b)	the Administrative Agent shall have determined that no event has occurred which could reasonably be expected to have a Material Adverse Effect;

(c)	the Administrative Agent shall have received duly executed copies of all Loan Documents in form and substance satisfactory to the Administrative Agent;

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(d)	no Early Amortization Event or Servicer Replacement Event shall have occurred and be continuing or would occur as a result of such Funding;

(e)	no Borrowing Base Deficit shall exist before or after giving effect to such Funding;

(f)	the Administrative Agent shall have received the Notice of Borrowing required by Section 2.3;

(g)
the Administrative Agent shall have received an Appraisal Report prepared for the Administrative Agent by an Eligible Appraiser, which Appraisal Report describes the Appraised Value of the Eligible Units owned by the Borrower as of the Closing Date dated no earlier than December 30, 2013;

(h)
such Funding shall not violate any Legal Requirement applicable to the Administrative Agent or any Lender (including Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; provided that, any such Legal Requirement shall not entitle any Lender that is not affected thereby to not honor its obligation hereunder to advance, continue or convert any Loan;

(i)	the Collateral Agent shall have received the original Lease Agreements related to each of the Units owned by the Borrower;

(j)
the Administrative Agent shall have received for each Lender requesting a Note, such Lender’s duly executed Note of the Borrower, dated the date hereof and otherwise in compliance with the provisions of Section 2.8(d);

(k)
the Administrative Agent shall have received evidence of the Equipment Insurance Policies required to be maintained under the Loan Documents, covering the Borrower and the Collateral and naming the Administrative Agent as additional insured, mortgagee and/or lenders loss payee, as applicable;

(l)
the Administrative Agent shall have received copies of the Borrower’s, the Servicer’s and the Seller’s Organization Documents, certified in each instance by its Secretary, Assistant Secretary, Chief Financial Officer or other officer acceptable to the Administrative Agent and, with respect to Organization Documents filed with a Governmental Authority, by the applicable Governmental Authority;

(m)
the Administrative Agent shall have received copies of resolutions of the Borrower’s, the Servicer’s and the Seller’s board of directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other

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Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower’s and Seller’s behalf, all certified in each instance by its Secretary, Assistant Secretary, Chief Financial Officer or other officer acceptable to the Administrative Agent;

(n)
the Administrative Agent shall have received copies of the certificates of good standing, or nearest equivalent in the relevant jurisdiction, for the Borrower, the Servicer and the Seller (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of state or other appropriate governmental department or agency of the state of its formation, incorporation or organization, as applicable;

(o)	the Administrative Agent shall have received a list of the Borrower’s, the Servicer’s and the Seller’s Authorized Representatives;

(p)	the Administrative Agent shall have received for itself and for the Lenders the fees required by Section 2.9 to be paid on the Closing Date;

(q)
the Administrative Agent shall have received certification from the Borrower’s Chief Financial Officer or other officer of the Borrower acceptable to the Administrative Agent certifying (i) that all Units listed on Schedule 1 of the Security Agreement are Eligible Units, (ii) the original copy of all Lease Agreements related to the such Units have been delivered to Collateral Agent and such Lease Agreements are Eligible Lease Agreements, (iii) since December 31, 2012, there has been no event which could reasonably be expected to have a Material Adverse Effect and (iv) as to the Solvency of the Borrower and the Seller, in each instance after giving effect to the initial Funding;

(r)
the Administrative Agent shall have received financing statement and, as appropriate, tax and judgment lien search results against the Equipment owned by the Borrower and the Seller evidencing the absence of Liens on the Property included as part of the Collateral except for Permitted Liens;

(s)
the Administrative Agent shall have received the audited consolidated financial statements of the Seller and the Servicer as at December 31, 2012, and the unaudited interim consolidated financial statements of the Seller and the Servicer as at September 30, 2013 for the nine (9) months then ended;

(t)	the Administrative Agent shall have received the favorable written opinions of counsel to the Borrower, the Servicer and the Seller, in form and substance satisfactory to the Administrative Agent;

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(u)	each Lender’s due diligence with respect to the Borrower, the Servicer, the Seller and its Subsidiaries, if any, shall be completed in a manner reasonably acceptable to each such Lender;

(v)
each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including the Patriot Act; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W‑9 (or its equivalent) for the Borrower, the Servicer and Seller;

(w)
the Interest Reserve Account shall have been funded in an amount equal to the Interest Reserve Amount with (i) amounts on deposit in the Interest Reserve Account pursuant to the Original Agreement and/or (ii) proceeds of the Term Loan on the Closing Date;

(x)	a payoff letter from any Lender under the Original Agreement that is not a Lender under this Agreement shall have been delivered to the Administrative Agent;

(y)	the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.
Section 3.2.     Incremental Term Loan Funding    . At the time of the Incremental Term Loan Funding (if applicable) hereunder:

(a)	satisfaction to the Administrative Agent of the conditions set forth in Section 3.1(a), (c), (d), (e), (h), (i) and (w);

(b)	the Administrative Agent shall have determined that no event has occurred which could reasonably be expected to have a Material Adverse Effect;

(c)	the Administrative Agent shall have received the notice required by Section 2.3;

(d)
the Administrative Agent shall have received an Appraisal Report prepared for the Administrative Agent by an Eligible Appraiser, which Appraisal Report describes the Appraised Value of the Eligible Units owned by the Borrower as of the Incremental Term Loan Borrowing Date with such Appraisal Report dated no earlier than ninety (90) days prior to the Incremental Term Loan Borrowing Date; provided that no additional Appraisal Report is required with respect to any Eligible Unit owned by the

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Borrower as of the Incremental Term Loan Borrowing Date if such Unit is included in the Appraisal Report delivered pursuant to Section 3.1(g);

(e)
the Administrative Agent shall have received certification from the Borrower’s Chief Financial Officer or other officer of the Borrower acceptable to the Administrative Agent certifying (i) that all Units listed on the Supplemental Schedule to the Security Agreement are Eligible Units except as specified thereon, (ii) the original copy of all Lease Agreements related to the such Units have been delivered to Collateral Agent and such Lease Agreements are Eligible Lease Agreements, (iii) since the Closing Date, there has been no event which could reasonably be expected to have a Material Adverse Effect and (iv) as to the Solvency of the Borrower and the Seller, in each instance after giving effect to the Incremental Term Loan Funding;

(f)
the Administrative Agent shall have received copies of resolutions of the Borrower’s and the Seller’s board of directors (or similar governing body) authorizing the Borrowing; provided that no such resolutions shall be required to be delivered pursuant to this clause (f) if the resolutions provided pursuant to Section 3.1(m) provide for the additional Borrowing on such Incremental Term Loan Borrowing Date and such resolutions have not been rescinded or otherwise invalidated;

(g)	the Administrative Agent shall have received for itself and for the Lenders the fees required by Section 2.9 to be paid on such Incremental Term Loan Borrowing Date;

(h)
the Administrative Agent shall have received for each Lender requesting a Note, such Lender’s duly executed Note of the Borrower, dated as of such Incremental Term Loan Borrowing Date and otherwise in compliance with the provisions of Section 2.8(d); and

(i)
the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request, provided that none of such agreements, instruments, documents, certificates or opinions shall be of a materially different nature from those required pursuant to Section 3.1(y) hereof.

SECTION 4.	THE COLLATERAL.
Section 4.1.    Collateral. The Obligations shall be secured by valid, perfected, and enforceable Liens of the Administrative Agent, for the benefit of the Lenders, on all right, title, and interest in and to the Collateral, as defined in the Security Agreement.

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Section 4.2.    Further Assurances. The Borrower agrees that it shall from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral as required by this Section 4 (including causing a financing statement or other requisite document to be filed with the STB and with the RGC).

SECTION 5.	REPRESENTATIONS AND WARRANTIES.
The Borrower and the Seller each represent and warrant as to itself (i.e., (i) none of the following is a representation or warranty of the Seller except to the extent the term “Seller” is expressly identified below and (ii) for each such representation and warranty of Seller, the representation and warranty shall be as to the Seller only and not as to the Borrower or any other Person) to each Lender and the Administrative Agent as follows:
Section 5.1.    Organization and Qualification    . The Borrower and the Seller (a) are duly organized and validly existing under the laws of the jurisdiction of its organization, (b) are in good standing under the laws of the jurisdiction of its organization, (c) have the power and authority to own its property and to transact the business in which it is engaged and proposes to engage and (d) are duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except, in each case of clauses (a), (b) (other than with respect to the Borrower where failure to maintain such good standing is not curable or results in the dissolution of the Borrower), (c) and (d), where the same could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Seller beneficially owns, in the aggregate, directly or indirectly, 100% of the voting power of the outstanding Voting Stock of the Borrower.
Section 5.2.    Authority and Enforceability. The Borrower has the power and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Seller has the power and authority to enter into the Loan Documents executed by it and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Borrower and by the Seller have been duly authorized by proper corporate and/or other organizational proceedings, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents

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do not, nor does the performance or observance by the Borrower or the Seller of any of the matters and things herein or therein provided for, (a) contravene or constitute a material default under any applicable material Legal Requirement binding upon the Borrower or the Seller or any provision of the Organization Documents of the Borrower or the Seller, (b) contravene or constitute a material default under any material covenant, indenture or agreement of or affecting the Borrower or the Seller or any of its Property, in each case where such violation, contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (c) result in the creation or imposition of any Lien on any Property of the Borrower or the Seller other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents (other than Permitted Liens).
Section 5.3.    Financial Reports. The audited consolidated financial statements of the Seller as at December 31, 2012, and the unaudited interim consolidated financial statements of the Seller as at March 31, 2013, June 30, 2013 and September 30, 2013 for the fiscal year-to-date periods then ended, heretofore furnished to the Administrative Agent, fairly and adequately present the consolidated financial condition of the Seller as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.
Section 5.4.    No Material Adverse Change. Since September 30, 2013, there has been no change in the business condition (financial or otherwise), operations, performance, Properties of the Seller except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since the date of its organization, there has been no change in the business condition (financial or otherwise), operations, performance, or Properties of the Borrower except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Section 5.5.    Litigation and Other Controversies. There is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Borrower and the Seller, threatened against the Borrower or the Seller that could reasonably be expected to have a Material Adverse Effect.
Section 5.6.    True and Complete Disclosure. No information furnished by or on behalf of the Borrower or the Seller in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, or any transaction contemplated herein contained as of the date of such statement any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when taken as a whole; provided that to the extent any such information was based upon

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or constitutes a forecast or projection, each of the Borrower and the Seller only represents and warrants that it acted in good faith and utilized reasonable assumptions in the preparation of such information (it being recognized that any such forecast or projection is subject to the assumptions and plans reflected therein as of the date thereof, which could differ materially from the actual plans and results, and are necessarily subjective and based on estimates, and that actual results are subject to uncertainties and contingencies which may be beyond the Borrower’s and Seller’s control).
Section 5.7.    Use of Proceeds; Margin Stock. All proceeds of the Term Loans shall be used by the Borrower to (i) finance the manufacturing of new Equipment for placement into the dedicated leasing fleet of the Borrower, (ii) finance existing Equipment that are operating in the current leasing fleet of the Borrower (including by acquiring Equipment from the Seller pursuant to the Contribution Agreement), (iii) refinance the Term Loans extended to the Borrower pursuant to the terms of the Original Agreement and (iv) pay for associated fees and expenses incurred in connection with this Agreement and the other Loan Documents, the Equipment Documents, and the Lease Agreements. No part of the proceeds of any Loan or other extension of credit hereunder will be used by the Borrower or any Subsidiary thereof to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (“Margin Stock”)) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the making of any Loan or other extension of credit hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System and any successor to all or any portion of such regulations. Margin Stock (as defined above) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries that are subject to any limitation on sale, pledge or other restriction hereunder.
Section 5.8.    Taxes. The Borrower and the Seller have timely filed or caused to be timely filed all tax returns required to be filed by the Borrower and the Seller, except where failure to so file could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. The Borrower and the Seller have paid all Taxes payable by them other than Taxes which are not delinquent, except in the case of the Seller, where failure to so pay such Taxes could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, or except those that are being contested in good faith and by proper legal proceedings and as to which appropriate reserves have been provided for in accordance with GAAP and no Lien resulting therefrom attaches to any of its Property (other than any Permitted Liens).
Section 5.9.    ERISA. The Seller and each other member of its Controlled Group have fulfilled their respective obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, has not incurred any liability to the PBGC or a Plan under Title IV of ERISA. Neither the Seller nor any member of its Controlled Group has

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any contingent liabilities with respect to any post‑retirement benefits under any of their Welfare Plans, other than liability for continuation coverage described in article 6 of Title 1 of ERISA, other than as set forth on Schedule 5.9.
Section 5.10.    Subsidiaries; Other Business. The Borrower does not have any Subsidiaries. The Borrower does not own, beneficially or of record, any capital stock, evidence of Indebtedness or other securities of, has not made any loans or advances to, and does not have any investments or interest in, any Person, other than Permitted Investments. Except as may be set forth in the Contribution Agreement, there are no outstanding commitments or other obligations of the Borrower to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of Ownership Interests of the Borrower. The Borrower has not engaged in any business or transactions, obtained any assets, entered into any contracts or other agreements or incurred any Indebtedness or other liabilities, whether contingent or otherwise, other than (1) the purchase of the Units and the assumption of the related Lease Agreements pursuant to the Contribution Agreement, (2) the obligations evidenced by, and the transactions contemplated by, the Loan Documents and the Equipment Documents and (3) solely through the Servicer acting on its behalf in accordance with the Railcar Management Agreement, leasing, marketing and maintaining the Equipment owned by the Borrower (and the related Lease Agreements) in the ordinary course of business.
Section 5.11.    Compliance with Laws. The Borrower and the Seller each is in material compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of their businesses and the ownership of their property, except such noncompliances as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 5.12.    Environmental Matters. The Borrower and the Seller each is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except to the extent that the aggregate effect of all noncompliances could not reasonably be expected to have a Material Adverse Effect.
Section 5.13.    Investment Company. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.
Section 5.14.    Intellectual Property. The Borrower and the Seller each owns or has obtained licenses or other rights of whatever nature to all the patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how or other intellectual property rights necessary for the present conduct of its businesses, in each case without any known conflict with the rights of others, except

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for any failure to own or obtain such licenses and other rights, as the case may be, that could not reasonably be expected to result in a Material Adverse Effect.
Section 5.15.    Good Title. The Borrower has good and marketable title, or valid leasehold interests, to the Collateral, free and clear of any Liens, other than Permitted Liens, subject and subordinate always to the rights of the Administrative Agent for the benefit of the Lenders, and the rights of the Lessees to the Equipment pursuant to the related Lease Agreement.
Section 5.16.    Security Interest. The Security Agreement creates in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral, subject to any exceptions set forth herein or in any Collateral Document. The security interest in the Collateral granted to the Administrative Agent pursuant to the Security Agreement (a) constitutes a first priority perfected security interest with respect to the Collateral under Applicable Law and (b) will be entitled to all of the rights, benefits and priorities provided to a holder of a first priority security interest under Applicable Law (except, in each case, with respect to Units located in Mexico), in each case subject to any exceptions set forth herein or in any Collateral Document. On the Closing Date, the Incremental Term Loan Borrowing Date (if applicable) and on any date, all filings, deposits, registrations and other recordations (including, without limitation, any filings required to be deposited with the STB or the RGC) shall have been accomplished with respect to the Security Agreement in the United States and Canada as may be required by Applicable Law to establish and perfect the Administrative Agent’s rights in and to the Collateral therein, and any giving of notice or any other action to such end required by Applicable Law has been given or taken.
Section 5.17.    Governmental Authority and Licensing    . The Borrower and the Seller each has received all material licenses, permits, and approvals of each Governmental Authority necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding that, if adversely determined, could reasonably be expected to result in revocation or denial of any license, permit or approval is pending or, to the knowledge of the Borrower or the Seller, threatened, except where such revocation or denial could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 5.18.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower, or the Seller of any Loan Document, except for (a) such approvals, authorizations, consents, licenses or exemptions from, or filings or registrations which have been obtained prior to the date of this Agreement and remain in full force and effect and (b) filings, authorizations, consents, licenses,

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exemptions or registrations which are necessary to perfect the security interests created under the Collateral Documents.
Section 5.19.    Labor Relations. Neither the Borrower, the Seller nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no strike, labor dispute, slowdown or stoppage pending against the Borrower, the Seller or any of its Subsidiaries or, to the best knowledge of the Borrower or the Seller, threatened against the Borrower, the Seller or any of its Subsidiaries and (b) to the best knowledge of the Borrower and the Seller, no union representation proceeding is pending with respect to the employees of the Borrower, the Seller or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (a) or (b) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
Section 5.20.    Solvency    . Each Borrower and the Seller is Solvent.
Section 5.21.    No Servicer Default. No Servicer Replacement Event has occurred and is continuing.
Section 5.22.    No Early Amortization Event. No Early Amortization or Servicer Replacement Event has occurred and is continuing.
Section 5.23.    OFAC.  The Borrower and the Seller is in compliance with the requirements of all OFAC Sanctions Programs applicable to it. Each Subsidiary of the Seller is in compliance with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary. The Borrower and the Seller has provided to the Administrative Agent and the Lenders all information regarding the Borrower, the Seller and its Affiliates and Subsidiaries requested by Administrative Agent and Lenders as being necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs. To the best of the Borrower’s and the Seller’s knowledge, neither the Borrower, nor any of its Affiliates or Subsidiaries is, as of the date hereof, named on the current OFAC SDN List. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
Section 5.24 Collections.    The conditions and requirements set forth in Section 6.16 have at all times since the date of this Agreement been satisfied and duly performed. Other than the Collection Account and Lock-Box maintained by U.S. Bank National Association pursuant to the terms of the Lease Administration Agreement, the Borrower has not established any Collection Account or Lock-

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Box. Except as set forth in the Lease Administration Agreement and the Collateral Agency Agreement, Borrower has not granted any Person, other than the Administrative Agent as contemplated by and subject to this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event; provided, however, that nothing herein shall be deemed to preclude Borrower from granting Servicer access to the Lock-Boxes and Collection Accounts for purposes consistent with the terms of the Railcar Management Agreement and this Agreement prior to the appointment of a successor Servicer pursuant to Section 6.23.

SECTION 6.	COVENANTS.
The Borrower covenants and agrees that, so long as this Agreement is in effect, provided that Seller shall not be subject to this Section 6 except where, and to the extent that, Seller expressly provides its own covenant within this Section 6:
Section 6.1.    Information Covenants. The Borrower will furnish to the Administrative Agent, with, if requested by Administrative Agent, sufficient copies for each Lender:

(a)
Quarterly Statements. Within 60 days after the close of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a copy of the Borrower’s, the Servicer’s, and the Seller’s respective consolidated balance sheet balance sheet as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the elapsed portion of the fiscal year‑to‑date period then ended, each in reasonable detail, prepared in each case, in accordance with GAAP, setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year (with adjustments made to account for the mid-year formation of the Borrower), all of which shall be certified by the chief financial officer or other financial or accounting officer of the Borrower, Servicer, or Seller as applicable, acceptable to the Administrative Agent that they fairly present in all material respects the financial condition of the Borrower, Servicer, or Seller, as applicable and their respective Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to year‑end audit adjustments and the absence of footnotes, provided that the Borrower shall not be required to deliver any material or certificates related to the Seller required by this Section 6.1(a) so long as its filing on Form 10-Q or 10-K with respect to such fiscal quarter is available for review by the Administrative Agent and the Lenders.

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(b)
Annual Statements. Within 120 days after the close of each fiscal year of the Borrower, a copy of the Borrower’s, Servicer’s, and Seller’s respective consolidated balance sheet as of the last day of the fiscal year then ended and the related consolidated statements of income, retained earnings, and cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year (with adjustments made to account for the mid-year formation of the Borrower), accompanied by an unqualified opinion of Grant Thornton LLP (or another firm of independent public accountants selected by the Borrower and reasonably acceptable to the Administrative Agent), to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower, the Servicer, the Seller, and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with GAAP, provided that the Borrower shall not be required to deliver any material, certificates, or opinions related to the Seller required by this Section 6.1(b) so long as is filing on Form 10-K with respect to such fiscal year is available for review by the Administrative Agent and the Lender.

(c)	Monthly Reports. No later than three (3) Business Days prior to each Payment Date, the Servicer Report.

(d)
Annual Appraisal Report. As soon as available, but in any event no later than the end of each Test Period and such other times as may be required pursuant to Section 6.2(b), an Appraisal Report (including, without limitation, the Appraised Value of Eligible Units owned by the Borrower as of the related Test Date).

(e)
Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 6.1(a) and (b), the Servicer Report as provided for in Section 6.1(c) and the Appraisal Report provided for the Sections 6.1(d) and 6.2(b), a certificate of the chief financial officer or other financial or accounting officer of the Borrower acceptable to Administrative Agent in the form of Exhibit E (A) stating no Early Amortization Event has occurred during the period covered by such statements or, if an Early Amortization Event exists, a detailed description of the Early Amortization Event and all actions the Borrower is taking with respect to such Early Amortization Event, (B) at the time of the delivery of the financial statements as provided for in Sections 6.1(a) and (b) only, confirming that the representations and warranties stated in Section 5 remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of said time,

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except to the extent such representations and warranties relate to an earlier date (and in such case, confirming they are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), (C) stating that nothing has come to the attention of such officer that would materially decrease the Appraised Value of any Unit owned by the Borrower as set forth in the Appraisal Report last delivered with respect to such Unit, (D) at the time of the delivery of the financial statements as provided for in Sections 6.1(a) and (b) only, showing the Borrower’s compliance with the covenants set forth in 6.20(a), and (E) at the time of delivery of the Servicer Report as provided for in Section 6.1(c), stating that no Borrowing Base Deficit exists and no Borrowing Base Deficit will result after giving effect to the payments of the Borrower set forth in such Servicer Report assuming such payments are made as of the date such Servicer Report is delivered, or if a Borrowing Base Deficit exists or would result from such payments, a detailed description of all actions the Borrower is taking with respect to such Borrowing Base Deficit or projected Borrowing Base Deficit.

(f)
Notice of Default or Litigation, Labor Materials and Lease Agreements. Promptly, and in any event within three (3) Business Days after any officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes an Early Amortization Event or any other event which could reasonably be expected to have a Material Adverse Effect, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the commencement of, or any significant development in, any litigation, arbitration or governmental proceeding pending against the Borrower or the Seller, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (iii) any Material Agreements entered into by the Borrower after the Closing Date to the extent reasonably requested by the Administrative Agent, (iv) any material amendment or modification to a Lease Agreement or (v) a default under any Indebtedness or Hedge Agreement (after giving effect to applicable grace or cure periods) of the Seller aggregating in excess of $10,000,000 (or with respect to a Hedge Agreement, the termination value determined in accordance therewith would be in excess of $10,000,000 and payable by the Seller) along with a detailed description of such default and all actions the Seller is taking with respect to such default.

(g)
Event of Loss. Promptly, and in any event within five (5) Business Days following the occurrence of an Event of Loss (other than an Event of Loss impacting ten (10) or fewer Units at any time) that the Borrower has received notice of, with respect to any Unit, the Borrower shall, give the Administrative Agent written notice of such

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Event of Loss setting forth the date of such Event of Loss and a description of the related Unit (including its Adjusted Appraised Value).

(h)
Appointment and Removal of Independent Director. The appointment of a new director of the Borrower as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director”. The Borrower shall not appoint any Person as the Independent Director without first confirming such proposed new Independent Director is acceptable to the Administrative Agent as evidenced in a writing executed by the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

(i)
Tangible Net Worth. At the time of the delivery of the financial statements provided for in Sections 6.1(a) and (b), a certificate of the Servicer certifying that the Tangible Net Worth (as defined in the Railcar Management Agreement) of the Servicer and its consolidated subsidiaries as of the end of the related fiscal quarter or year exceeds the minimum Tangible Net Worth required by the Railcar Management Agreement (but for the avoidance of doubt, such certificate shall not be required to specify the exact amount of the Tangible Net Worth of the Servicer and its consolidated subsidiaries).

(j)
Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent or any Lender may reasonably request (including, without limitation, information regarding the Lease Agreements and the related Lessees, to the extent not prohibited by any confidentiality obligation of the Borrower, Seller, or Servicer).

Section 6.2.    Appraisals.

(a)
Annual Appraisal Report. During each Test Period, the Borrower shall cause an Eligible Appraiser to prepare and deliver to the Administrative Agent an Appraisal Report with respect to each Eligible Unit owned by the Borrower as of the related Test Date.

(b)
Additional Appraisal Reports. The Borrower shall cause an Eligible Appraiser to prepare and deliver to the Administrative Agent an Appraisal Report with respect to each Eligible Unit owned by the Borrower as of the related Test Date, such Test Date being:

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(i)	no later than 30 days after the Disposition of Eligible Units with a total Adjusted Appraised Value in excess of $50,000,000 during any calendar year;

(ii)
    no later than 30 days after the occurrence of an Early Amortization Event and thereafter but only so long as such Early Amortization Event is continuing, on or prior to the date each quarterly financial statement is delivered to the Administrative Agent pursuant to Section 6.1(a); and

(iii)
    no later than 30 days after the Servicer reasonably determines that any change in law or regulation or non-compliance by the Borrower with any such change in law or regulation could have a Material Adverse Effect on the Appraised Value of the Borrower’s Equipment.

(c)
The Borrower shall be responsible for the reasonable costs and expenses associated with each Appraisal and shall deliver to the Eligible Appraiser all information requested by the Eligible Appraiser for the production of each Appraisal Report. Any Appraisal required pursuant to Section 6.2(b) shall be either a “desk top” appraisal or a “physical appraisal”, as requested by the Administrative Agent; provided that the “physical appraisals” pursuant to Section 6.2(b)(i) and (iii) shall be with respect to no more than 5% of the Eligible Units; further provided that that the “physical appraisals” pursuant to Section 6.2(b)(ii) shall be with respect to no more than 10% of the Eligible Units.

Section 6.3.    Maintenance of Property, Insurance, Environmental Matters, etc. (a) The Borrower will (i) keep its Property and Equipment in good repair, working order and condition, normal wear and tear (other than Property and Equipment being repaired, renewed, replaced, bettered or improved in accordance with this clause (i)), casualty and condemnation excepted, in compliance with AAR mechanical regulations and industrial commercial acceptance standards, and shall from time to time make or be making all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto so that at all times such Property and Equipment are reasonably preserved and maintained, or in the process of being reasonably preserved and maintained, in compliance with AAR mechanical regulations and industrial commercial acceptance standards, and (ii) maintain in full force and effect with financially sound and reputable insurance companies Equipment Insurance Policies which provides substantially the same (or greater) coverage and against at least such risks as is customarily maintained by companies involved in leasing of railcars, and shall furnish to the Administrative Agent upon request full information as to the Equipment Insurance Policies so carried.

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(b)    Without limiting the generality of Section 6.3(a), the Borrower and the Seller: (i) shall comply with, and maintain all Property in compliance with, any applicable Environmental Laws, except to the extent that the aggregate effect of all noncompliance could not reasonably be expected to have a Material Adverse Effect; (ii) shall obtain and maintain in full force and effect all governmental approvals required for its operations at or on its properties by any applicable Environmental Laws; (iii) shall cure as soon as reasonably practicable any violation of applicable Environmental Laws with respect to any of its Properties or its Equipment; (iv) shall not, and shall not permit any other Person to, own or operate on any of its properties any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state law; and (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any of the real property except in the ordinary course of its business and in compliance with all Environmental Laws. With respect to any Release of Hazardous Materials, the Borrower and the Seller shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, cleanup or abate any material quantity of Hazardous Materials released at or on any of its properties as required by any applicable Environmental Law.
Section 6.4.    Compliance with Laws. The Borrower and the Seller shall each materially comply in all respects with the requirements of all Legal Requirements, where any such non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of the Borrower’s Property (other than Permitted Liens).
Section 6.5.    ERISA. The Borrower, the Seller and each member of their Controlled Group shall promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property. The Borrower and Seller shall promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan that could reasonably be expected to have a Material Adverse Effect, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan having aggregate Unfunded Vested Liabilities in excess of $10,000,000, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post‑retirement Welfare Plan benefit.
Section 6.6.    Payment of Taxes. The Borrower and the Seller pay and discharge, all Taxes imposed upon it or any of its Property, before becoming delinquent and before any penalties accrue thereon, except, in the case of the Seller, where failure to so pay such Taxes could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, or unless and

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to the extent that the same are being contested in good faith and by proper proceedings and as to which appropriate reserves have been provided for in accordance with GAAP.
Section 6.7.    Preservation of Existence. The Borrower will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this Section 6.7 shall prevent, to the extent permitted by Section 6.13, sales of assets by the Borrower. The Seller will keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this Section 6.7 shall require it to maintain the existence, franchise, authority, licenses, patents, trademarks, copyrights and other proprietary rights of any Subsidiary other than Borrower.
Section 6.8.    Agreements with Affiliates. Except for the Loan Documents or as contemplated therein, the Borrower shall not enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable (as a whole) to the Borrower than would be customarily available to the Borrower in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
Section 6.9.    Restrictions on Changes and Amendments. The Borrower shall not change its fiscal year or fiscal quarters from its present basis or amend or change, or allow to be amended or changed: (a) (i) the Railcar Management Agreement, Lease Administration Agreement or Collateral Agency Agreement as they relate to the Borrower or the Borrower’s Equipment portfolio, in any way that could reasonably be expected to have a Material Adverse Effect, or (ii) any other Loan Document (including the Servicing Standard) to which it is a Party without the prior written consent of the Administrative Agent, (b) the Organization Documents, in any way that could reasonably be expected to have a Material Adverse Effect, or (c) any Material Agreement in a manner that could reasonably be expected to have a Material Adverse Effect.
Section 6.10.    Change in the Nature of Business. Except as contemplated herein, the Borrower shall not engage in any business or activity if as a result the general nature of the business of the Borrower would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

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Section 6.11.    Indebtedness. The Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a)	the Obligations of the Borrower owing to the Administrative Agent and the Lenders (and their Affiliates);

(b)
any other Indebtedness of the Borrower under the Loan Documents, including, without limitation, any Indebtedness owed to the Servicer, the Collateral Agent or any Collection Bank solely to the extent permitted by the terms of the Loan Documents;

(c)	Permitted Subordinated Debt.
Section 6.12.    Liens. The Borrower will not create, incur or suffer to exist any Lien on any Collateral; provided that the foregoing shall not prevent the following (the Liens described below, the “Permitted Liens”):

(a)	inchoate Liens for the payment of Taxes which are not yet due and payable or the payment of which is not required by Section 6.6;

(b)	Liens created by and pursuant to this Agreement, the other Loan Documents, the Lease Agreements or any Replacement Lease Agreements;

(c)
with respect to any Unit of Equipment, mechanics’, materialmen’s, suppliers’, warehousemen’s, workmen’s, repairmen’s, employees’, or other like Liens arising by operation of law in the ordinary course of business for amounts which are either not yet due or are not yet overdue for more than fifteen (15) days or are being contested in good faith by appropriate proceedings (and for which adequate reserves have been made in the Borrower’s and Servicer’s books in accordance with GAAP consistently applied or when required in order to pursue such proceedings, an adequate bond has been obtained) so long as such proceedings, in the reasonable judgment of the Administrative Agent, do not involve any material danger of sale, forfeiture or loss of such Unit of Equipment; and

(d)
the Liens arising out of judgments or awards against the Borrower, the Servicer or the Seller which are being contested in good faith by appropriate proceedings (and for the payment of which an adequate bond has been obtained) and with respect to which there shall have been secured a stay of execution pending such appeal or proceedings for review, so long as such proceedings, in the reasonable judgment of

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the Administrative Agent, do not involve any danger of sale, forfeiture or loss of such Unit of Equipment.
Section 6.13.    Consolidation, Merger, Sale of Assets, etc.

(a)
The Borrower will not wind up, liquidate or dissolve its affairs or merge or consolidate, or convey, sell, lease or otherwise dispose of all or any part of the Collateral, including any disposition as part of any sale‑leaseback transactions except that this Section shall not prevent;

(i)	the sale and lease of inventory in the ordinary course of business;

(ii)	the Disposition of any Unit which has been replaced by a Replacement Unit or the Disposition of a Unit in accordance with this Section 6.13;

(iii)
the sale, transfer or other disposition of any tangible personal property that, in the reasonable judgment of the Borrower, has become obsolete, or worn out, or is no longer used or useful in the business of the Borrower;

(iv)	the disposition or sale of Cash Equivalents on consideration for cash or other Cash Equivalents; and

(v)	dividends or distributions of cash or Property to the Seller not prohibited by the terms of the Contribution Agreement.

(b)
Subject to the terms of this Agreement, the Borrower may sell or otherwise voluntarily dispose of (or enter into any agreement to sell or voluntarily dispose of or grant any option to purchase) any Unit if:

(i)	such Unit is not an Eligible Unit or the Lease Agreement related to such Unit is not an Eligible Lease Agreement;

(ii)	in the Borrower's opinion, a sale or purchase option is advisable; or

(iii)	such Unit is the subject of an Event of Loss.

(c)	In no event shall the sale or disposition of any Unit result in a Borrowing Base Deficit.

(d)
Any Net Cash Proceeds from the sale or other voluntary Disposition of any Unit and any Event of Loss Proceeds from an Event of Loss shall be deposited into the Cash Collateral Account and (A) may, within 365 days of receipt thereof (or within 30 days

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during the occurrence of an Early Amortization Event), at the Borrower’s discretion, either (i) be applied against the purchase price of a Replacement Unit in accordance with Section 6.13(e); or (ii) be contractually committed to be applied against the purchase price of a Replacement Unit in accordance with Section 6.13(e) (and until such time as a Replacement Unit is purchased, such Net Cash Proceeds or Event of Loss Proceeds shall be retained in the Cash Collateral Account) or (B) otherwise applied in accordance with Sections 2.6(b)(iii) and 2.7(a). To the extent no such Replacement Unit is either (a) purchased during such 365 or 30 day period, as applicable, or (b) contractually committed to be purchased during such 365 or 30 day period, as applicable, all such proceeds (or any excess proceeds that remain unused or uncommitted) shall, immediately after such 365 or 30 day period, as applicable, be applied in accordance with Sections 2.6(b)(iii) and 2.7. Upon the consummation of the sale or other disposition of a Unit in compliance with this Agreement (including receipt by the Administrative Agent of the cash sales price complying with subsection (c) above), such Unit shall be released from the Lien of the Security Agreement as provided in the Security Agreement. Notwithstanding anything to the contrary contained in the foregoing, no such sale or voluntary disposition shall release the Borrower from any of its obligations under the Security Agreement or any other Loan Document.

(e)
Requirements for Replacement Units or Additional Eligible Units. In the event that the Borrower shall elect to purchase a Replacement Unit pursuant to Section 6.13(d) or the Seller shall elect to repurchase or replace a Unit pursuant to Section 11.1(c) or elect to contribute additional Eligible Units pursuant to 6.20(b), the Borrower shall, at its own expense:

(i)
    cause a Security Agreement Supplement to be duly executed by the Borrower and delivered to the Agent, and cause a financing statement and/or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Security Agreement in such Units (including any filings required to be deposited with the STB or the RGC);

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(ii)	deliver to the Collateral Agent the original Lease Agreements related to such Unit;

(iii)
deliver to the Administrative Agent an Appraisal Report listing the Appraised Value of such Units dated no earlier than ninety (90) days prior to the date on which the Borrower purchases or accepts such Units;

(iv)	deliver to the Administrative Agent with such evidence of compliance with the insurance provisions of Section 6.3 with respect to such Units as the Administrative Agent may reasonably request, and

(v)
deliver to the Administrative Agent (a) a certificate of the chief financial officer or other financial or accounting officer of the Borrower acceptable to Administrative Agent, to the effect that such Units are Eligible Units and are free and clear of all Liens except Permitted Liens and (b) an opinion of counsel that such Units are duly subjected to the Lien of the Security Agreement and that the Administrative Agent has a perfected first priority Lien with respect to the Borrower's right, title and interest in and to such Units subject only to Permitted Liens (provided that such opinion may be substantially in the form of the same opinion given on the Closing Date).

Section 6.14.    Advances, Investments and Loans. The Borrower will not directly or indirectly, make loans or advances to, guarantee any obligations of, or make, retain or have outstanding any investments (whether through purchase of equity interests or obligations or otherwise) in, any Person or enter into any partnerships or joint ventures, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that this Section shall not prevent:

(a)	receivables created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(b)	investments in Cash Equivalents; and

(c)
investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

Section 6.15.    Redemption Payments. The Borrower shall not directly or indirectly, declare or make any Redemption Payments.

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Section 6.16.    Collections. The Borrower and the Seller shall cause, either directly or by causing the Servicer or another Person to cause: (1) subject to the terms of the Lease Administration Agreement, all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times, to the Lease Administration Agreement. If any Lock-Boxes or Collection Accounts are established or changed after the date of this Agreement, the Borrower will provide to the Administrative Agent, substantially contemporaneously with the proposed effective date therefor, (i) written notice of such addition or change, and (ii) a joinder or amendment to the Lease Administration Agreement with respect to any new Lock‑Box or Collection Account. In the event any payments relating to the Collateral are remitted directly to the Borrower or any Affiliate of the Borrower, such Person will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, such Person will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Lenders. The related Collection Bank will maintain exclusive dominion and control (subject to the terms of this Agreement and the Lease Administration Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except, subject to the terms of the Lease Administration Agreement, to the Administrative Agent as contemplated by this Agreement and the Security Agreement; provided, however, that nothing herein shall be deemed to preclude the Borrower from granting the Servicer access to the Lock-Boxes and Collection Accounts, or the ability to direct disposition of the funds held therein, for purposes consistent with the terms of the Railcar Management Agreement and this Agreement prior to occurrence of an Early Amortization Event or a Servicer Replacement Event. Borrower shall take all necessary action to ensure any payments deposited into a Collection Account in respect of the Collateral are transferred to the Cash Collateral Account in accordance with the terms of the Lease Administration Agreement.
Section 6.17.    Change in Payment Instructions to Lessees. Neither the Borrower nor the Seller shall terminate any bank as a Collection Bank for the Lease Agreements, or make any change in the instructions to Lessees regarding payments to be made to any Lock‑Box or Collection Account; provided, however, that the Servicer may make changes in instructions to Lessee regarding payments if such new instructions require such Lessee to make payments to another existing Collection Account that complies with the requirements of this Agreement.
Section 6.18.    Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not establish, create or acquire after the Closing Date any Subsidiary.

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Section 6.19.    Lenders’ Reliance; Separate Identity. The Borrower acknowledges that the Administrative Agent and the Lenders are relying upon Borrower’s identity as a legal entity that is separate from each of the Seller and its other Affiliates and agrees to take all reasonable steps to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of the Seller and its other Affiliates (other than Borrower) and not just a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, from and after the date of execution and delivery of this Agreement, the Borrower shall:

(a)
conduct its affairs strictly in accordance with its Organization Documents as in effect on the date hereof and as thereafter amended, including, when and as required, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed);

(b)	hold itself out to the public and conduct its own business in its own name and through its own Authorized Representatives ;

(c)
compensate all employees, consultants and agents and pay its operating expenses directly from the Borrower’s own funds, for services provided to the Borrower; provided that to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of the Seller or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between the Borrower and the Seller or such Affiliate, as applicable fairly and reasonably, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(d)
conduct all transactions with the Seller and the Servicer (including, without limitation, any delegation of its obligations hereunder to the Servicer) strictly on an arm’s‑length basis, allocate fairly and reasonably all overhead expenses for items shared between the Borrower and the Seller or the Servicer on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(e)	at all times have a board of directors consisting of at least one member that is an Independent Director;

(f)
observe all organizational formalities as a distinct entity, and ensure that all entity actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of the Borrower or (C) the initiation of,

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participation in, acquiescence in or consent to any Event of Bankruptcy are duly authorized by unanimous vote of its board of directors (including the Independent Director);

(g)
except as herein specifically otherwise provided, or as permitted under the Lease Administration Agreement or the Collateral Agency Agreement, maintain the funds and other assets of the Borrower separate from, and not commingled with, those of the Seller or any Affiliate thereof and not maintain bank accounts or other depository accounts to which the Seller or any of its other Affiliates is an account party, into which the Seller or any of its other Affiliates makes deposits and from which the Seller or any of its other Affiliates has the power to make withdrawals;

(h)
prepare its financial statements separately from those of the Servicer and the Seller and insure that any consolidated financial statements of the Seller that include the Borrower have notes clearly stating that the Borrower is a separate legal entity and that its assets will be available only to satisfy the claims of the creditors of the Borrower;

(i)
operate its business and activities such that it (A) does not hold itself out as having agreed to guarantee or be obligated for the debts of the Seller or any Affiliate thereof, (B) does not hold out its credit as being available to satisfy the obligations of the Seller or any Affiliate thereof and (C) does not pledge its assets for the benefit of the Seller or any Affiliate thereof.

Section 6.20.    Financial Covenants. (a)    Debt Service Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain a ratio of (i) Net Revenue for the three fiscal quarters of the Borrower then ended to (ii) Fixed Charges for the same three fiscal quarters then ended (such ratio, the “Debt Service Coverage Ratio”) of not less than: 1.05:1.00 or if the Debt Service Coverage Ratio is less than 1.05:1.00, the Borrower may, within 15 days after the earlier of (i) 60 days after the close of each fiscal quarter (or 120 days after the close of each fiscal year) and (ii) the date on which the Borrower delivers to the Administrative Agent a copy of financial statements required pursuant to Section 6.1(a) or (b), issue additional equity or incur additional Permitted Subordinated Debt in an amount such that the related Net Cash Proceeds is no less than the DSCR Cure Amount, and there shall be no Event of Default occasioned by the failure to comply with this Section 6.20(a) until such 15-day period has passed without such cure being effected. The Net Cash Proceeds of any offering of additional equity or the issuance of any additional Permitted Subordinated Debt pursuant to this Section 6.20(a) shall be applied to the repayment of the Obligations in accordance with Section 2.6(b)(ii).

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(b)    As of each Test Date, the Borrower shall ensure that no Borrowing Base Deficit exists or if a Borrowing Base Deficit exists, the Borrower shall cure such Borrowing Base Deficit within 15 days of such Test Date (such actions may include, but are not limited to, a repayment without premium or penalty (except as set forth in Section 8.1 below) of the Obligations pursuant to Section 2.6(b)(i) or a contribution by the Seller of additional Eligible Units pursuant to Section 6.13(e)).
Section 6.21.    Compliance with OFAC Sanctions Programs. (a) The Borrower and Seller shall at all times comply with the requirements of all OFAC Sanctions Programs applicable to the Borrower or Seller and shall cause each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary.
(b)    The Borrower and Seller shall provide the Administrative Agent and the Lenders any information regarding the Borrower, the Seller, its Affiliates, and its Subsidiaries necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to the Borrower’s or the Seller’s ability to provide information applicable to them.
(c)    If the Borrower or the Seller obtains actual knowledge or receives any written notice that the Borrower, any Affiliate, the Seller or any Subsidiary is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), the Borrower or the Seller shall promptly (i) give written notice to the Administrative Agent and the Lenders of such OFAC Event, and (ii) comply with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and the Borrower hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).
Section 6.22.    Subordinated Debt    . The Borrower shall not (a) amend or modify any of the terms or conditions relating to Permitted Subordinated Debt if any such amendment or modification is materially more restrictive on the Borrower or has a Material Adverse Effect, (b) make any voluntary prepayment of Permitted Subordinated Debt or effect any voluntary redemption thereof, or (c) make any payment on account of Permitted Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations. Notwithstanding the foregoing, the Borrower may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Permitted Subordinated Debt beyond the current due dates therefor.

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Section 6.23.     Servicer Default Event. After the occurrence of a Servicer Replacement Event, at the written request of the Administrative Agent, the Borrower shall appoint a replacement Servicer acceptable to the Required Lenders, whose acceptance shall not be unreasonably withheld or delayed, within 60 days of such request.
Section 6.24.     Compliance with Lease Agreements and Servicing Standard. The Borrower will materially comply with the Servicing Standard in regard to each Lease Agreement.
Section 6.25.     Investment Company Act. The Borrower will conduct its operations, and the Seller will cause the Borrower’s operations to be conducted, in a manner which will not subject the Borrower to registration as an “investment company” under the Investment Company Act of 1940, as amended.
Section 6.26.     Securities Laws    . The Borrower will not offer any interest in the Collateral, or other securities or beneficial interests in the Equipment to, or solicit any offer to buy any thereof from, any Person or approach or negotiate with any other Person in respect thereof, as to bring the transactions contemplated by the Agreement within the provisions of Section 5 of the Securities Act of 1933, as amended.

SECTION 7.	EVENTS OF DEFAULT AND REMEDIES .
Section 7.1.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)
default in the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement) of all or any part of the principal of or interest on any Loan or any other Obligation payable hereunder or under any other Loan Document;

(b)	default in the observance or performance of any covenant set forth in Sections 6.1, 6.2, 6.3(a), 6.10, 6.11, 6.16, 6.17, 6.18 or 6.20(a) or (b);

(c)
default in the observance or performance of any other provision hereof (other than Section 6.5) or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such default shall first become known to any officer of the Borrower or (ii) written notice of such default is given to the Borrower by the Administrative Agent;

(d)	any representation or warranty made herein or in any other Loan Document or in any certificate delivered to the Administrative Agent or the Lenders pursuant hereto or

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thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

(e)
(i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void (other than as a result of the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction by final and nonappealable judgment), or (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof or the terms of this Agreement, or (iv) the Borrower or the Seller takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

(f)
default shall occur under (a)(i) any Indebtedness of the Borrower or (ii) any Indebtedness of the Seller aggregating in excess of $20,000,000, and in either case, and such Indebtedness shall have been declared due and payable in accordance with the terms of the agreement giving rise to such Indebtedness prior to the date on which such Indebtedness would otherwise have become due and payable or such Indebtedness shall have matured by its terms, or (b) any Hedge Agreement of the Borrower or the Seller with any Lender or any Affiliate of a Lender with a notional amount aggregating in excess of $20,000,000, and with respect to the Seller, an ‘early termination date’ has been declared with respect to such Hedge Agreement;

(g)
(i) any final judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower or the Seller, or against any of its Property, in an aggregate amount in excess of, in the case of the Borrower, $50,000, and in the case of the Seller, $20,000,000 (except to the extent fully and unconditionally covered by insurance pursuant to which the insurer has accepted liability therefor in writing and except to the extent fully and unconditionally covered by an appeal bond, for which the Borrower or the Seller has established in accordance with GAAP a cash or Cash Equivalent reserve in the amount of such judgment, writ or warrant), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to enforce any such judgment, or (ii) the Borrower or the Seller shall fail within 30 days to discharge one or more non-monetary judgments or orders

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which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(h)
any of the following occur and either individually or together could reasonably be expected to have a Material Adverse Effect: (i) the Seller, or any member of its Controlled Group, shall fail to pay when due an amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or (ii) notice of intent to terminate a Plan or Plans pursuant to distress termination procedures set forth in Section 4041(c) of ERISA, having Unfunded Vested Liabilities, shall be filed under Title IV of ERISA by the Seller, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against the Seller, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or (v) the Seller, or any member of its Controlled Group, shall incur liability with respect to the withdrawal or partial withdrawal from any Plan that could reasonably be expected to have a Material Adverse Effect; or (vi) the Seller, or any member of its Controlled Group, shall receive any notice, or any Plan shall receive from the Seller, or any member of its Controlled Group, any notice, concerning the imposition of withdrawal liability or a determination that a Plan is in endangered or critical status, within in the meaning of Section 305 of ERISA;

(i)	any Change of Control shall occur;

(j)
the Borrower, the Servicer or the Seller shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Debtor Relief Law or fail to file an answer or other pleading denying the material

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allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.1(k);

(k)
a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, the Servicer or the Seller, or any substantial part of any of its Property, or a proceeding described in Section 7.1(j)(v) shall be instituted against the Borrower, the Servicer or the Seller, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;

(l)	the Disposition of any Equipment owned by the Borrower other than in compliance with Section 6.13;

(m)	the Borrower removes or otherwise replaces the Servicer (or appoints a new Servicer) without the prior written consent or direction of the Administrative Agent; or

(n)
failure of the Borrower to appoint a replacement Servicer acceptable to the Required Lenders, which acceptance shall not be unreasonably withheld or delayed, within 60 days after notice from Agent of a Servicer Replacement Event.

Section 7.2.    Non‑Bankruptcy Defaults. When any Event of Default exists other than those described in subsection (j) or (k) of Section 7.1, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
Section 7.3.    Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 7.1 exists, then all outstanding Obligations shall immediately and automatically become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind (each of which is hereby waived by the Borrower), the Commitments and all other obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately and automatically terminate.

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Section 7.4.    Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 7.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
Section 7.5.    Remedies. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

SECTION 8.	CHANGE IN CIRCUMSTANCES AND CONTINGENCIES.
Section 8.1.    Funding Indemnity. If any Lender shall incur any loss, cost or expense (including any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re‑employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender or by reason of breakage of interest rate swap agreements or the liquidation of other Hedge Agreements or incurred by reason of an assignment required by Section 10.2(b)) as a result of:
(a)    any payment or prepayment of a Loan on a date other than on a Payment Date,
(b)    any failure by the Borrower to make any payment of principal on any Loan when due (whether by acceleration or otherwise), or
(c)    any payment made prior to its due date as a consequence of acceleration of the maturity of a Loan as a result of the occurrence of any Event of Default hereunder, then, upon the written demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive absent manifest error.
Section 8.2.    Illegality    . Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and the Administrative Agent and such Lender’s obligations to make or maintain Eurodollar Loans under this Agreement shall be

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suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans and the affected Eurodollar Loans from such Lender shall accrue interest at the Alternative Rate from such Lender on the Payment Date immediately following the delivery of such notice.
Section 8.3.    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR    . If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:
(a)    the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or
(b)    the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give written notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the principal amount of all Eurodollar Loans shall accrue interest at the Alternative Rate on the Payment Date immediately following the delivery of such notice.
Section 8.4.    Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except with respect to the applicable Reserve Percentage with respect to any Eurodollar Loans);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

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and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or such other Recipient of participating in, issuing or maintaining, or to reduce the amount of any sum received or receivable by such Lender, (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 8.4(a) or (b) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased reasonable costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender provides written notice to the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 8.5.    Discretion of Lender as to Manner of Funding    . Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes

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of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 9.	THE ADMINISTRATIVE AGENT.
Section 9.1.    Appointment and Authorization of Administrative Agent. Each Lender hereby appoints Key Equipment Finance, a division of KeyBank National Association, to act on its behalf as the Administrative Agent under the Loan Documents and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Administrative Agent and the Lenders (except that Section 9.7 shall also be for the benefit of the Borrower), and neither the Borrower nor the Seller shall have rights as a third-party beneficiary of any of such provisions (except with respect to Section 9.7). It is understood and agreed that the use of the term “agent” in this Agreement or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.2.    Administrative Agent and Its Affiliates. The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents and without any duty to account therefor to the Lenders. The terms “Lender” and “Lenders”, unless otherwise expressly indicated or unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender.
Section 9.3.    Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

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(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Early Amortization Event or Servicer Replacement Event has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or any Legal Requirement, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all reasonable costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    Any instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.10) shall be binding upon all the Lenders. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.10), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. The Administrative Agent shall be entitled to assume that no Early Amortization Event exists, and shall be deemed not to have knowledge of any Early Amortization Event unless and until notice describing such Early

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Amortization Event is given to the Administrative Agent in writing by the Borrower or a Lender. If the Administrative Agent receives from the Borrower a written notice of an Early Amortization Event pursuant to Section 6.1, the Administrative Agent shall promptly give each of the Lenders written notice thereof.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, or any Funding, (ii) the contents of any certificate, report or other document delivered under the Agreement or any other Loan Documents or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Amortization Event, (iv) the validity, enforceability, effectiveness, genuineness, value, worth or collectability of this Agreement, any other Loan Document or any other agreement, instrument, document or writing furnished in connection with any Loan Document or any Collateral, or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence.
Section 9.4.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may treat the payee of any Note or any Loan as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent.
Section 9.5.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and

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powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment in the selection of such sub‑agents.
Section 9.6.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.7.    Resignation of Administrative Agent and Successor Administrative Agent    . (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000 and, so long as no Event of Default shall have occurred and be continuing, such appointment shall be subject to the Borrower’s consent (which shall not be unreasonably withheld). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent

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shall instead be made by or to each Lender until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 10.12 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 9.8.    No Other Duties; Designation of Additional Agents. Anything herein to the contrary notwithstanding, none of the Arranger or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
Section 9.9.    Authorization to Enter into, and Enforcement of, the Collateral Documents    . The Lenders irrevocably authorize the Administrative Agent to execute and deliver the Collateral Documents on their behalf and on behalf of each of their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate, provided the Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or any or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents

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by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.
Section 9.10.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.9 and 10.12(a)) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.12(a).
Section 9.11.    Collateral Matters. (a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any sale permitted under the Loan Documents,

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or (C) subject to Section 10.10, if approved, authorized or ratified in writing by the Required Lenders; and
(ii)    to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.12.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 9.13.
(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower or the Seller in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 10.	MISCELLANEOUS.
Section 10.1.    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower and the Seller under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the Seller, as applicable, shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(c)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 10.1(d).
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or the Seller to a Governmental Authority pursuant to this Section 10.1, the Borrower or the Seller shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation

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prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,

(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)        executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in

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form reasonably acceptable to the Administrative Agent representing that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(iv)        to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate in form reasonably acceptable to the Administrative Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in form reasonably acceptable to the Administrative Agent on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the

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Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E)
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 10.1(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.1(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 10.1(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 10.1(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 10.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 10.2.    Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 8.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental

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Authority for the account of any Lender pursuant to Section 10.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.4 or Section 10.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 8.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 10.2(a), or if any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.9(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.4 or Section 10.1) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.9(b)(iv);
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.1) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 8.4 or payments required to be made pursuant to Section 10.1 such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law; and

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(v)    in the case of any assignment resulting from a Lender becoming a Non‑Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
Section 10.3.    No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 10.4.    Non‑Business Days. If the payment of any obligation or the performance of any covenant, duty or obligation hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
Section 10.5.    Survival of Representations and Covenants. All representations and warranties and covenants made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any Lender has any Commitment hereunder or any Obligations (other than contingent obligations not due and owing) remain unpaid hereunder.
Section 10.6.    Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Sections 8.1, 8.4, 10.1, 10.5 and 10.12, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations (other than contingent obligations not due and owing).
Section 10.7.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its Percentage share thereof as provided herein, then the Lender receiving

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such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this clause (ii) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or the Seller (as to which the provisions of this clause (ii) shall apply).
The Borrower and the Seller consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 10.8.    Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.8(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows:
(i)     if to the Borrower or the Seller, then to both of them at the following addresses:
Longtrain Leasing I, LLC
100 Clark Street Suite 200
St. Charles, MO 63301
Attention:    Michael Obertop
Telephone:    (636) 940-6000
Facsimile:    (636) 940-6044

and

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American Railcar Industries, Inc.
100 Clark Street Suite 200
St. Charles, MO 63301
Attention:    Diana Gould
Telephone:    (636) 940-6000
Facsimile:    (636) 940-6044
(ii)     if to the Administrative Agent:
Key Equipment Finance, a division of KeyBank National Association
1000 S. McCaslin Boulevard
Superior, CO 80027
Attention: Richard Anderson
Telephone: (720) 304-1247
Telecopy: (216) 370-9166
Email: richard.s.anderson@key.com
(iii)     if to a Lender, to it at its address (or facsimile number) set forth on its signature page hereto.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 10.8(b) below, shall be effective as provided in said Section 10.8(b).
(b)     Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.1 or Section 2.3 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such respective Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement

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from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)    Platform.
    (i)    The Borrower and Seller agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on Debtdomain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)    The Platform is provided “as is” and “as available.” The Administrative Agent and its Related Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower, the Seller or any of their Subsidiaries, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, the Seller’s or the Administrative Agent’s transmission of Communications through the Platform, other than as determined by a court of competent jurisdiction by a final and nonappealable judgment that such damages result from the Administrative Agent or any of its Related Parties’ gross negligence or willful misconduct. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower or the Seller provides to the

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Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent and Lender by means of electronic communications pursuant to this Section, including through the Platform.
Section 10.9.    Successors and Assigns; Assignments and Participations    .  (a)  Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.9(b) below, (ii) by way of participation in accordance with the provisions of Section 10.9(d) below or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.9(e) below (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.9(d) below and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 10.9(b)(i)(B) below in the aggregate or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)     In any case of an assignment not described in Section 10.9(b)(i)(A) above, the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption

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with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Term Credit, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.9(b)(i)(B) above and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed, or conditioned) shall be required for assignments in respect of any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.
(v)     No Assignment to Certain Persons. Notwithstanding anything else to the contrary herein or in any Loan Document, no Lender shall be or become, or assign any of its rights or obligations hereunder to any Person (other than an Affiliate or Related Person of the Borrower) that itself is, or whose Affiliates or Related Persons are (i) primarily engaged in the manufacturing or leasing of railcars, (ii) an operating lessor of rolling stock, and/or (iii) a competitor of the Servicer or the Borrower.

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(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to this Section 10.9(b), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.4, 10.1 and 10.12 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.9(d) below, except that any assignment not in compliance with Section 10.9(b)(v) shall be null and void at its inception.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment(s) of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.12(c) with respect to any payments made by such Lender to its Participant(s). Notwithstanding anything else to the

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contrary herein or in any Loan Document, no Lender shall sell any Participation hereunder to any Person (other than an Affiliate or Related Person of the Borrower) that itself is, or whose Affiliates or Related Persons are (i) primarily engaged in the manufacturing or leasing of railcars, (ii) an operating lessor of rolling stock, and/or (iii) a competitor of the Servicer or the Borrower.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.10(i) and (ii) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.1, 8.4, 10.1 and 10.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.9(b) above; provided that such Participant (A) agrees to be subject to the provisions of Section 10.2 as if it were an assignee under Section 10.2(b) above; and (B) shall not be entitled to receive any greater payment under Sections 8.4, 10.1 or 10.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.2(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.13 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including

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any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Notwithstanding anything else to the contrary herein or in any Loan Document, no Lender shall pledge or assign a security interest in all or any portion of its rights under this Agreement to any Person (other than an Affiliate or Related Person of the Borrower) that itself is, or whose Affiliates or Related Persons are (i) primarily engaged in the manufacturing or leasing of railcars, (ii) an operating lessor of rolling stock, and/or (iii) a competitor of the Servicer or the Borrower.
(f)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the Ohio Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.10.    Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders (or the Administrative Agent with the consent of the Required Lenders), and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:
(i)    no amendment or waiver pursuant to this Section 10.10 shall (A) increase or extend any Commitment of any Lender without the consent of such Lender, or (B) reduce or waive the amount of or postpone the date for any scheduled payment (but not including any mandatory prepayment) of any principal of or interest on any Loan (except in connection with the waiver of acceptability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan (or participate therein) hereunder or (C) change the application of payments set forth in Section 2.7 without the consent of any Lender adversely affected thereby.
(ii)    no amendment or waiver pursuant to this Section 10.10 shall, unless signed by each Lender, increase the aggregate Commitments of the Lenders, change the definitions of Required Lenders or Borrowing Base (or any defined terms used in the determination of Borrowing Base), change the provisions of this Section 10.10, contractually subordinate

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any of the Administrative Agent’s Liens in the Collateral (other than to Permitted Liens), release all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), affect the number of Lenders required to take any action hereunder or under any other Loan Document, or change or waive any provision of any Loan Document that provides for the pro rata nature of disbursements or payments to Lenders.
Notwithstanding anything to the contrary herein, (i) any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent if (A) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with the terms herein) in full of the principal of and interest accrued on each Loan made by it and all other Obligations owing to it or accrued for its account under this Agreement, (ii) the Collateral Documents and related documents executed by Borrower and Seller in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, modified, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Legal Requirements (including any foreign law or regulatory requirement) or advice of local counsel, (B) to cure ambiguities, inconsistency, omissions, mistakes or defects or (C) to cause such Collateral Document or other document to be consistent with this Agreement and the other Loan Documents and (iii) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, obvious error, or mistake or any error, mistake or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents (other than the Collateral Documents), then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
Section 10.11.    Heading    . Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 10.12.    Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) subject to the terms of the Engagement Letter, all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Term Credit, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, (ii) all reasonable out‑of‑pocket expenses incurred by the

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Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with any amendments, modifications or waivers of the provisions hereof or thereof and (iii) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent and for a single counsel for all Lenders), in connection with any Early Amortization Event hereunder or with the enforcement or protection of its rights (including all such reasonable expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving any Borrower or any of its Affiliates as a debtor thereunder) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Damages (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower, the Servicer and the Seller other than such Indemnitee and its Related Parties) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, the Servicer or the Seller, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment, or (y) result from a claim brought by the Borrower or the Seller against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.12(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any claim not related to any such Taxes.

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(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 10.12(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Term Loan Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 10.12(c) are several and not joint. The Administrative Agent shall be entitled to offset amount received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the Borrower nor the Seller shall assert, and each of the Borrower and the Seller hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable after demand therefor.
(f)    Survival. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of Obligations hereunder.
Section 10.13.    Set‑off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the

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Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. As provided in Section 10.9(d), each Participant and their respective Affiliates shall have the same rights as a Lender under this Section 10.13.
SECTION 10.14.    GOVERNING LAW; JURISDICTION; ETC. (A) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE, OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED ON, ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(B)    JURISDICTION. THE BORROWER AND SELLER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN EACH CASE IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL

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JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR THE SELLER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(C)    WAIVER OF VENUE. THE BORROWER AND SELLER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.14(B) ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(D)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.8. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 10.15.    Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
Section 10.16.    Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan

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Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any endorser shall have any action against the Administrative Agent or any Lender for any Damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.
Section 10.17.    Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.
Section 10.18.    Lender’s Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.
Section 10.19.    USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

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Section 10.20.    Waiver of Jury Trial. EACH OF THE BORROWER, THE SELLER AND THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.21.    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any Hedge Agreement under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the Seller or the Term Credit or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Credit, (h) with the consent of the Borrower, or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

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For purposes of this Section, “Information” means all information received from the Borrower or the Seller relating to the Borrower or the Seller or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or the Seller, provided that, in the case of information received from the Borrower or the Seller after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 10.22.    Amendment and Restatement. Upon the execution and delivery of this Agreement, the “Obligations” (including, without limitation, interest and fees accrued to the date hereof) as defined in and governed by the Original Agreement (collectively, the “Original Obligations”) shall continue to be in full force and effect, but shall be governed by the terms and conditions set forth in this Agreement. The Original Obligations, together with any and all additional Obligations incurred by Borrower hereunder or under any of the other Loan Documents, shall continue to be secured by all of the pledges and grants of security interests provided in connection with the Original Agreement (and, from and after the date hereof, shall be secured by all of the pledges and grants of security interests provided in connection with this Agreement), all as more specifically set forth in the Collateral Documents. Borrower hereby reaffirms its obligations under each Loan Document to which it is party, as amended, restated, amended and restated, supplemented or otherwise modified by this Agreement and by the other Loan Documents delivered on the Closing Date. Borrower further agrees that each Loan Document shall remain in full force and effect following the execution and delivery of this Agreement (except to the extent modified or replaced by any Loan Document delivered on the Closing Date) and that all references to the “Credit Agreement” in such Original Loan Documents shall be deemed to refer to this Agreement. The execution and delivery of this Agreement shall constitute an amendment and restatement, but not a novation or repayment, of the Original Obligations.
Section 10.23.    Counterparts; Integration, Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Sections 3.1 and 3.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart

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of a signature page of this Agreement by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.	THE SELLER PERFORMANCE AGREEMENT .
Section 11.1.    The Seller Performance Agreement. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and the Loans and for other good and valuable consideration, receipt of which is hereby acknowledged, the Seller hereby unconditionally and irrevocably covenants to the Administrative Agent and the Lenders that:
(a)        the Equipment and the related Lease Agreements contributed to the Borrower pursuant to the Contribution Agreement and listed on Schedule A to the Security Agreement or on any Security Agreement Supplement have been selected by the Seller in good faith and without any adverse selection among the equipment and related lease agreements owned by the Seller;
(b)        the Seller shall cause the Servicer to maintain, lease and re-lease the Equipment owned by the Borrower no less favorably than similar portfolios of Equipment serviced by the Servicer;
(c)        if as of any Test Date, any Unit reported as of such Test Date as an Eligible
Unit and included in the determination of the Borrowing Base was not an Eligible Unit as of such Test Date, the Seller will either repurchase such Unit and the related Lease Agreement in accordance with the provisions set forth in Section 6.13(d) or replace such Unit with a Replacement Unit as set forth in Section 6.13(e), in each case, no later than 15 days after the applicable Test Date. Nothing in this Section 11.1(c) shall be interpreted as a limitation on, or exemption from, the obligation of the Borrower to cure a Borrowing Base Deficit in accordance with Section 2.6(b)(i).
For the avoidance of doubt, the Seller shall be liable to the Borrower, the Administrative Agent or any Lender for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement or any instrument or certificate delivered pursuant to the terms thereof, all of which obligations are limited solely and exclusively so as not to constitute credit recourse to the Seller for losses arising from the financial inability of any Lessee to make its rental and other payments owed under the related Lease Agreements and/or the failure of the Borrower or the Administrative Agent to realize any particular

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amount upon a sale or other disposition of Equipment, including in any foreclosure or similar liquidation.
Section 11.2.    Performance Undertaking Unconditional. The obligations of Seller under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)
any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b)	any modification or amendment of or supplement to this Agreement or any other Loan Document;

(c)
any change in the corporate existence, structure, or ownership of, or any proceeding under any Debtor Relief Law affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;

(d)
the existence of any claim, set‑off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender or any other Person, whether or not arising in connection herewith;

(e)
any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;

(f)
any application of any sums by rights of set-off, counterclaim or similar rights to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid, including the Obligations;

(g)
any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any other amount payable under the Loan Documents; or

(h)	any other act or omission to act or delay of any kind by the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for

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the provisions of this clause (h), constitute a legal or equitable discharge of the obligations of the Seller under this Section 11.
Section 11.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances    . Seller’s obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Loans and all other Obligations payable by the Borrower under this Agreement and all other Loan Documents (other than any contingent or indemnification obligations not then due) shall have been paid in full or collateralized in a manner reasonably acceptable to the Lender to whom such obligations are owed. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower or other obligor or the Seller under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of the Seller, or otherwise, Seller’s obligations under this Section 11 shall be reinstated at such time as though such payment had become due but had not been made at such time.
Section 11.4.    Subrogation. Seller agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations (other than any contingent or indemnification obligations not then due) shall have been paid in full or collateralized in a manner reasonably acceptable to the Lender to whom such obligations are owed subsequent to the termination of all the Commitments. If any amount shall be paid to the Seller on account of such subrogation rights at any time prior to the later of (a) the payment in full of the Obligations and all other amounts payable by the Borrower hereunder and the other Loan Documents (other than any contingent or indemnification obligations not then due) (b) the termination of the Commitments, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders and their Affiliates and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and their Affiliates or be credited and applied upon the Obligations whether matured or unmatured, in accordance with the terms of this Agreement.
Section 11.5.    Subordination. Seller hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Borrower owing to the Seller, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Obligations (other than any contingent obligations not due and owing). During the existence of any Event of Default, subject to Section 11.4 above, any such indebtedness, obligation, or liability of the Borrower owing to the Seller shall be enforced and performance received by the Seller as trustee for the benefit of the holders of the Obligations and the proceeds thereof shall be paid over to the Administrative Agent for application to the Obligations (whether or not then due), but without reducing or affecting in any manner the liability of the Seller under this Section 11 (it being understood that while an Event of Default is

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not occurring, Seller shall not be required to remit to the Administrative Agent any payments received from the Borrower).
Section 11.6.    Waivers. Seller irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender or any other Person against the Borrower or other obligor, another guarantor, or any other Person.
Section 11.7.    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against Seller under this Section 11 shall not exceed $1.00 less than the lowest amount which would render Seller’s obligations under this Section 11 void or avoidable under applicable law, including fraudulent conveyance law.
Section 11.9.    Benefit to the Seller. The Borrower and the Seller are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of Seller. Seller will derive substantial direct and indirect benefit from the extensions of credit hereunder.
Section 11.10.    No Bankruptcy Petition. The Seller will not, prior to the date that is one year and one day after the payment in full of all Obligations and other amounts owing pursuant to this Agreement and the other Loan Documents, institute against the Borrower or join any other Person in instituting against the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any Debtor Relief Law. This Section 11.20 shall survive the termination of this Agreement.
[SIGNATURE PAGES TO FOLLOW]

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This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
“BORROWER”
LONGTRAIN LEASING I, LLC
By
Name
Title
“Seller”
AMERICAN RAILCAR INDUSTRIES, INC.
By
Name
Title

Signature Page to Credit Agreement

“Lenders”

KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION, as a Lender and as Administrative Agent
By
Name
Title

Notice Information:

1000 S. McCaslin Boulevard
Superior, CO 80027
Attention: Richard Andersen
Telephone: (720) 304-1247
Telecopy: (216) 370-9166
Email: richard.s.andersen@key.com

Signature Page to Credit Agreement

CRÉDIT INDUSTRIEL ET COMMERCIAL , as a Lender
By
Name
Title
By
Name
Title

Notice Information:

520 Madison Avenue
New York, NY 10022
Attention: Laura Carosi
Telephone: (212) 715-4541
Telecopy: (212) 715-4477
Email: lcarosi@cicny.com

Signature Page to Credit Agreement

COMERICA LEASING CORPORATION, as a Lender
By
Name
Title

Notice Information:

411 W. Lafayette Blvd
6th Floor/MC 3540
Detroit, MI 48226
Attn: Natasha Lampkins
Telephone: (313) 222-9153
Telecopy: (313) 222-7925
Email: nlampkins@comerica.com

Signature Page to Credit Agreement

DVB BANK SE , as a Lender
By
Name
Title
By
Name
Title

Notice Information:

Platz der Republik 6
60325 Frankfurt am Main/Germany
Attention: Herta Jung
Telephone: +49 69 9750 4505
Telecopy: +49 69 9750 4526
Email: herta.jung@dvbbank.com

Signature Page to Credit Agreement

REGIONS COMMERCIAL EQUIPMENT FINANCE, LLC, as a Lender
By
Name
Title
By
Name
Title

Notice Information:

8182 Maryland Avenue
Suite 1100
St. Louis, MO 63105
Attention: Anne Silvestri
Telephone: (314) 615-2372
Telecopy: (314) 615-2355
Email: anne.silvestri@regions.com

Signature Page to Credit Agreement

FIRST BANK , as a Lender
By
Name
Title
By
Name
Title

Notice Information:

600 James S. McDonnell Boulevard
Hazelwood, MO 63042
Attention: Sandy Randle
Telephone: (314) 592-2771
Telecopy: (314) 592-2760
Email: sandy.randle@fbol.com

Signature Page to Credit Agreement

EVERBANK COMMERCIAL FINANCE, INC., as a Lender
By
Name
Title
By
Name
Title

Notice Information:

700 East Gate Drive., Suite 310
Mount Laurel, NJ 08054
Attention: Abhishek Patel
Telephone: (973) 576-0729
Telecopy: (201) 770-4768
Email: abhishek.patel@everbank.com

Signature Page to Credit Agreement

BBVA COMPASS FINANCIAL CORPORATION, as a Lender
By
Name    Mark S. Marinik
Title    Executive Vice President

Notice Information:

159 Crocker Park Blvd, Suite 260
Westlake, OH 44145
Attention: Terry Hochevar
Telephone: (440) 414-0721
Telecopy: (440) 414-0706
Email: Terry.Hochevar@bbvacompass.com

Signature Page to Credit Agreement